                                                                    EXHIBIT 10.8
                                THE PRINCIPAL
D                              FINANCIAL GROUP
E                                 PROTOTYPE
F                               BASIC DEFINED
I                               BENEFIT PLAN
N
E
D
               ====================================================
B
E
N
E
F
I
T

                       BASIC PLAN NO.: 02 TO BE USED WITH
                     ADOPTION AGREEMENT PLAN NOS.: 001-002
                          APPROVED: SEPTEMBER 12, 1991

             UNILATERAL AMENDMENT - MODEL AMENDMENT TO COMPLY WITH
         SECTION 401(a)(17) OF THE INTERNAL REVENUE CODE AS AMENDED BY
                 THE OMNIBUS BUDGET RECONCILIATION ACT OF 1993

Principal Mutual Life Insurance Company hereby amends, effective as of January 1, 1994, the following prototype plans and by such amendment, amends each retirement plan set forth on any such prototype by an adopting employer:

THE PRINCIPAL FINANCIAL GROUP PROTOTYPE FOR:
Defined Benefit Plans - Nonintegrated      Letter Serial No.: D359699A Plan No.: 002    Basic Plan No.: 02
Defined Benefit Plans - Integrated         Letter Serial No.: D359698A Plan No.: 001    Basic Plan No.: 02


ARTICLE I: The following is added to the definition of PAY:

In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on and after January 1, 1994, the annual pay of each employee taken into account under the plan shall not exceed the OBRA '93 annual pay limit. The OBRA '93 annual pay limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which pay is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual pay limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this plan to the limitiation under section 401(a)(17) of the Code shall mean the OBRA '93 annual pay limit set forth in this provision.

If pay for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the pay for that prior determination period is subject to the OBRA '93 annual pay limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual pay limit is $150,000.

ARTICLE IV: The following is added to the Minimum Accrued Benefit under the ACCRUED BENEFITS SECTION of Article IV:

Notwithstanding any other provision in the plan, if the Plan does not apply one of the fresh start formulas in section 1.401(a)(4)-13(c)(4) of the regulations to determine the accrued benefit of each employee under the Plan on the last day of the last Plan Year beginning before January 1, 1994, each section 401
(a)(17) employee's accrued benefit under this plan will be the greater of:

(a) the employee's accrued benefit as of the last day of the last plan year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, or

(b) the employee's accrued benefit determined with respect to the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the plan for purposes of benefit accruals.

A section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after the first day of the first plan year beginning on or after January 1, 1994, is based on pay for a year beginning prior to the first day of the first plan year beginning on or after January 1, 1994, that exceeded $150,000.

Executed by PRINCIPAL MUTUAL LIFE
INSURANCE COMPANY on
         April 8, 1994
---------------------------------

by       /s/ Roger Jacobsen
   ------------------------------
             Officer

             UNILATERAL AMENDMENT - MODEL AMENDMENT TO COMPLY WITH
                SECTION 401(A)(31) OF THE INTERNAL REVENUE CODE
          AS ADDED BY THE UNEMPLOYMENT COMPENSATION AMENDMENTS OF 1992

Principal Mutual Life Insurance Company hereby amends, effective as of January 1, 1993, the following prototype plans and by such amendment, amends each retirement plan set forth on any such prototype by an adopting employer:

The Principal Financial Group Prototype for:
Profit Sharing Plans - Plus             Letter Serial No.: D347613B     Plan No.: 003    Basic Plan No.: 01
Profit Sharing Plans - Standardized     Letter Serial No.: D247614B     Plan No.: 004    Basic Plan No.: 01
Savings Plans - Plus                    Letter Serial No.: D347609B     Plan No.: 001    Basic Plan No.: 03
Savings Plans - Standardized            Letter Serial No.: D247610B     Plan No.: 002    Basic Plan No.: 03
Money Purchase Plan - Plus              Letter Serial No.: D347611B     Plan No.: 001    Basic Plan No.: 01
Money Purchase Plans - Standardized     Letter Serial No.: D247612B     Plan No.: 002    Basic Plan No.: 01
Target Plans - Plus                     Letter Serial No.: D360921A     Plan No.: 005    Basic Plan No.: 01
Target Plans - Standardized             Letter Serial No.: D260922A     Plan No.: 006    Basic Plan No.: 01
Defined Benefit Plans - Nonintegrated   Letter Serial No.: D359699A     Plan No.: 002    Basic Plan No.: 02
Defined Benefit Plans - Integrated      Letter Serial No.: D359698A     Plan No.: 001    Basic Plan No.: 02


ARTICLE I: The following words and phrases are added to the DEFINITIONS section of Article I:

DIRECT ROLLOVER: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

DISTRIBUTEE: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

ELIGIBLE RETIREMENT PLAN: Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401 (a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

ELIGIBLE ROLLOVER DISTRIBUTION: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for not unrealized appreciation with respect to employer securities).

ARTICLE IX:  The following section is added as
SECTION 9.01A - DIRECT ROLLOVERS:

This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, specified by the Distributee in a Direct Rollover.


Executed by PRINCIPAL MUTUAL LIFE INSURANCE

COMPANY on January 11, 1993 by

         /s/ Owen M. Westman
         -------------------
               Officer


[LOGO] the Principal
         Financial
           Group

INTRODUCTION

The provisions of this Plan apply as of the date specified in Item A or such other dates as may be specified in this Plan with the following exceptions:

1. The provisions included to comply with the technical corrections to the Deficit Reduction Act and the Retirement Equity Act (REA) contained in the Tax Reform Act of 1986 are effective as if included in the respective bills to which the corrections apply.

2. The provisions included to comply with the provisions of the Tax Reform Act of 1986 other than the technical corrections to DEFRA and REA are effective as of the dates specified in the law.

3. The provisions included to comply with the provisions Of the Omnibus Budget Reconciliation Act of 1986 (OBRA 86) are effective as of the dates specified in the law.

4. The provisions included to comply with the provisions of the Omnibus Budget Reconciliation Act of 1987 (OBRA 87) are effective as of the dates specified in the law.

5. The provisions included to comply with the final regulations on optional forms of benefit issued July 11, 1988, are effective as of the effective date prescribed by such regulations.

6. The provisions included to comply with the final REA regulations issued August 22, 1988, are effective as of the effective date prescribed by such regulations.

7. The provisions included to comply with the provisions of the Technical and Miscellaneous Revenue Act of 1988 are effective as of the dates specified in the law.



ARTICLE I
FORMAT AND DEFINITIONS

SECTION 1.01 - FORMAT.

Our retirement plan is set out in this document, the attached Adoption Agreement which we signed, and any amendments to these documents.

Words and phrases defined in Section 1.02 shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise. These words and phrases have initial capital letters to aid in identifying them as defined terms. References to "Section" are references to parts of this document; references to "Item" are references to parts of the Adoption Agreement.

Some of the defined terms and phrases in Section 1.02 and some of the provisions contained in the following articles do not apply to our Plan and shall have no meaning when used in our Plan. The provisions of the attached Adoption
Agreement shall determine whether or not the terms apply.

SECTION 1.02 - DEFINITIONS.

ACCOUNT means the value of a Member's Voluntary Contributions and Rollover Contributions. Separate accounting records shall be kept for those parts of the Member's Account resulting from the following

(a)      Nondeductible Voluntary Contributions, if any.

(b)      Deductible Voluntary Contributions, if any.

(c)      Rollover Contributions, if any.

The Account shall be reduced by the amount of any distribution of the Member's Account. The Account shall be valued at least annually at current fair market value or, at the discretion of the Trustee (Insurer if our Plan is not trusteed), at more frequent intervals. Such valuation takes into consideration earnings credited, expenses charged and any appreciation or depreciation of the Account. The Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement

ACCRUAL BREAK means, when the elapsed time method is used, a one-year Period of Severance beginning on an Employee's Severance Date. An Employee incurs an Accrual Break on the last day of a one-year Period of Severance.

When the hours method is used, Accrual Break in service is defined in Item N. An Employee incurs an Accrual Break on the last day of the Accrual Service Period in which he has an Accrual Break in service.

ACCRUAL SERVICE means an Employee's service with us as defined in Item N. Accrual Service shall be subject to the modifications selected under that item.

Accrual Service shall include a Period of Military Duty. If Accrual Service includes only service while an Eligible Employee, then a Period of Military Duty shall be counted only if the Employee was an Eligible Employee on the day before the Period of Military Duty began. If Accrual Service includes only service while an Active Member, then a Period of Military Duty shall be counted only to the extent the Employee would have been an Active Member if his employment with us had continued, unchanged, from the day immediately before such Period of Military Duty began. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for us during such Period of Military Duty. If a part of a Period of Military Duty has already been counted as Accrual Service, it shall not be included again.

If the elapsed time method is used, the Accrual Service shall be the total of the Employee's Periods of Service. Such total shall be equal to the period from his Hire Date (the date the elapsed time method is first used, it later) to the date Accrual Service is determined. This period shall be reduced by (a) any part of a Period of Service which is excluded due to the service modifications selected and by (b) any Period of Severance. These periods shall be expressed in whole years and fractional parts of a year (to two decimal places) on the basis that 365 days equal one year.

If Item O(3)(f) is selected and Accrual Service is determined using the elapsed time method, Accrual Service during the one-year period specified in that item shall be expressed as the number of complete days of the Employee's Accrual Service during that period divided by 365.

consecutive Accrual Breaks equals or exceeds his prior Accrual Service (disregarding any Accrual Service that was excluded because of a previous period of Accrual Breaks).

Accrual Service accrued before the first Yearly Date in 1985 and before an age greater than 21 shall be excluded if the Prior Plan excluded such service. However, service accrued after the Employee's Entry Date shall not be excluded because of this provision.

ACCRUAL SERVICE PERIOD means the period defined in Item N.

ACCRUED BENEFIT means the amount of monthly retirement benefit on the Normal Form accrued by an Active Member as of any date.

ACCRUED BENEFIT ADJUSTMENT means the adjustment which may be applied to determine a Member's benefit. The Accrued Benefit Adjustment on any date shall be equal to the quotient (to four decimal places) of (a) divided by (b):

(a)      The Member's Accrual Service as of such date.

(b) The Member's potential Accrual Service as of the date he reaches Normal Retirement Age, if he remains an Eligible Employee between the date of determination and the date he reaches Normal Retirement Age (Accrual Service as of such date, if such date is on or after the date he reaches Normal Retirement Age) subject to any minimum provided in Item P.

         If Accrual Service is determined using the hours method, the Member's potential Accrual Service shall be determined as of the last day of the last Accrual Service Period ending before the date he reaches Normal Retirement Age and prior to the date he reaches Normal Retirement Age, changes in (b) above shall occur only on the first day of an Accrual Service Period.

         The Accrued Benefit Adjustment shall not exceed 1.00.

         ACTIVE MEMBER means an Eligible Employee who is actively participating in the Plan according to the provisions of Section 2.01.

         ACTUARIAL EQUIVALENT means equality in value of the aggregate amounts expected to be received under different forms of payment based on the rates of interest and mortality (male table) used (as of the Annuity Starting Date) by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan. In the event the basis, for determining Actuarial Equivalent is changed, Actuarial Equivalent of the Member's Accrued Benefit on and after the date of the change shall be determined as of the greater of (a) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (b) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis. The benefit from the Member's Account on an optional form shall be the Actuarial Equivalent of the benefit payable on the Normal Form using the purchase rates available under the Annuity Contract.

         ADJUSTMENT FACTOR means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

         ADOPTING EMPLOYER means an employer controlled by or affiliated with us and listed in Item Z.

         ADOPTION AGREEMENT means the attached document which contains our selections and specifications for our Plan.

         AFFILIATED SERVICE GROUP means any group of corporations, partnerships or other organizations of which we are a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in our Plan, shall include the term Affiliated Service Group.

         ANNUITY CONTRACT means the annuity contract or contracts into which the Trustee enters (into which we enter, if our Plan is not trusteed) with the Insurer for the investment of Contributions and the payment of benefits under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

         ANNUITY STARTING DATE means, for a Member, the first day of the first period for which an amount is paid as an annuity or any other form.

         The Annuity Starting Date for disability benefits shall be the date such benefits commence if the disability benefit is not an auxiliary benefit. An auxiliary benefit is a disability benefit which does not reduce the benefit payable at Normal Retirement Age.

         AVERAGE PAY means the average of the Employee's Monthly Pay as defined in Item M.

         BENEFICIARY means the person or persons named by a Member to receive any benefits under the Plan when the Member dies. (See Section 9.06.)

         CLAIMANT means any person who makes a claim for benefits under this Plan. (See Section 8.04.)

         CODE means the Internal Revenue Code of 1986, as amended.

         CONTINGENT ANNUITANT means an individual named by a Member to receive a lifetime benefit according to a survivorship life annuity after the Member dies.

         CONTRIBUTIONS means Employer, Required, Voluntary and Rollover Contributions, unless the context clearly indicates only one is, or certain of these are, meant.

                               TABLE OF CONTENTS


INTRODUCTION                                                                            1

ARTICLE I - FORMAT AND DEFINITIONS                                                      1

         Section 1.01 - Format
         Section 1.02 - Definitions

ARTICLE II - MEMBERSHIP                                                                10

         Section 2.01 - Active Membership
         Section 2.02 - Ceasing Active Membership
         Section 2.03 - Adopting Employers - Separate Plans
         Section 2.04 - Adopting Employers - Single Plan

ARTICLE III - CONTRIBUTIONS                                                            11

         Section 3.01 - Employer Contributions
         Section 3.02 - Required Contributions by Members
         Section 3.03 - Voluntary Contributions by Members
         Section 3.04 - Rollover Contributions
         Section 3.05 - Investment of Contributions
         Section 3.06 - Funding Policy

ARTICLE IV - RETIREMENT BENEFITS                                                       13

         Section 4.01 - Accrued Benefit
         Section 4.01 A - Required Contribution Accrued Benefit
         Section 4.02 - Disregard of Accrued Benefit
         Section 4.03 - Benefit Limit
         Section 4.04 - Amount of Benefit at Retirement
         Section 4.05 - Temporary Limit on Benefits
         Section 4.06 - Benefits upon Reemployment after Retirement Date

ARTICLE V - OTHER BENEFITS                                                             20

         Section 5.01 - Death Benefits
         Section 5.02 - Vested Benefits
         Section 5.03 - Disability Benefits

ARTICLE VI - WHEN BENEFITS START AND DISTRIBUTION                                      23
             OF BENEFITS

         Section 6.01 - When Benefits Start
         Section 6.02 - Automatic Forms of Distribution
         Section 6.03 - Optional Forms of Distribution and Distribution Requirements
         Section 6.04 - Election Procedures
         Section 6.05 - Notice Requirements
         Section 6.06 - Transitional Rules

ARTICLE VII - TERMINATION OF PLAN                                                      30

ARTICLE VIII - ADMINISTRATION OF PLAN                                                  30

         Section 8.01 - Administration
         Section 8.02 - Records
         Section 8.03 - Information Available
         Section 8.04 - Claim and Appeal Procedures
         Section 8.05 - Delegation of Authority

ARTICLE VIIIA - TRUST PROVISIONS                                                       31

         Section 8A.01 - The Trust and Trust Fund
         Section 8A.02 - The Trustee
         Section 8A.03 - Duties of Trustee
         Section 8A.04 - Powers of Trustee
         Section 8A.05 - Expenses
         Section 8A.06 - Accounting

ARTICLE IX - GENERAL PROVISIONS                                                        32

         Section 9.01 - Amendments
         Section 9.02 - Mergers and Direct Transfers
         Section 9.03 - Provisions Relating to the Insurer and Other Parties
         Section 9.04 - Employment Status
         Section 9.05 - Rights to Plan Assets
         Section 9.06 - Beneficiary
         Section 9.07 - Nonalienation of Benefits
         Section 9.08 - Construction
         Section 9.09 - Legal Actions
         Section 9.10 - Small Amounts
         Section 9.11 - Word Usage
         Section 9.12 - Transfers Between Plans
         Section 9.13 - Partnership or Sole Proprietorship
         Section 9.14 - Qualification of Plan

Article X - TOP-HEAVY PLAN REQUIREMENTS                                                36

         Section 10.01 - Application
         Section 10.02 - Definitions
         Section 10.03 - Modification of Vesting Requirements
         Section 10.04 - Modification of Pay and Accrued Benefit
         Section 10.05 - Modification of Benefit Limit

CONTROLLED GROUP means any group of corporations, trades or businesses of which we are a part that are under common control. A Controlled Group includes any group of corporations, trades or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for the purpose of determining benefit limitations under Section 4.03, as modified by Code Section 415(h) and, for the purpose of Leased Employees, as modified by Code Section 144(a)(3).

The term Controlled Group, as it is used in our Plan, shall include the term Affiliated Service Group.

COVERED PAY means, for a Plan Year, the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Member attains (or will attain) Social Security Retirement Age rounded to the nearest whole multiple of $600. No increase in Covered Pay shall decrease a Member's Accrued Benefit under the Plan.

In determining a Member's Covered Pay for a Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made.

A Member's Covered Pay for a Plan Year before the 35-year period ending with the last day of the calendar year in which the Member attains Social Security Retirement Age is the taxable wage base in effect as of the beginning of the Plan Year. A Member's Covered Pay for a Plan Year after such 35-year period is the Member's Covered Pay for the Plan Year during which the Member attained Social Security Retirement Age.

"Taxable wage base" as used in this definition means the contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year.

EARLY RETIREMENT DATE means the date a Member selects for beginning his early retirement benefit. Early retirement benefits may begin whether the Member met the age requirement, if any, before or after ceasing to be an Employee. (See Item U.)

EFFECTIVE DATE means the date in Item D.

ELIGIBLE EMPLOYEE means an Employee who meets the requirements specified in Item J.

EMPLOYEE means an individual who is employed by us or any other employer required to be aggregated with us under Code Sections 414(b), (c), (m) or (o). A Controlled Group member is required to be aggregated with us.

The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Sections 414(n) or 414(o).

EMPLOYER means the Employer named in Item 8 and any successor corporation, trade or business which will, by written agreement assume the obligations of this Plan or any Predecessor which maintained this Plan. The terms we, us and ours as they are used in this Plan refer to the Employer.

EMPLOYER CONTRIBUTIONS means the Contributions made by us to fund the Plan. (See Section 3.01.)

ENTRY BREAK means, when the elapsed time method is used, a one-year Period of Severance beginning on an Employee's Severance Date. An Employee incurs an Entry Break on the last day of a one-year Period of Severance.

When the hours method is used, Entry Break is defined in Item K.

ENTRY DATE means the date an Employee first enters the Plan as an Active Member. (See Item L and Section 2.01.)

ENTRY SERVICE means an Employee's service as defined in Item K. Entry Service shall include service with a Controlled Group member while we are both members of the Controlled Group.

ENTRY SERVICE shall include a Period of Military Duty. If the elapsed time method is used, the entire Period of Military Duty shall be included to the extent it has not already been counted as Entry Service. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for us during such Period of Military Duty to the extent such hour has not already been counted for purposes of Entry Service.

If the elapsed time method is used, the Entry Service shall be the total of the Employee's Periods of Service. Such total shall be equal to the period from his Hire Date to the date Entry Service is determined. This period shall be reduced by (a) any part of a Period of Service which is excluded because of an Entry Break and by (b) any Period of Severance which is not included under the service spanning rule. An Employee's Entry Service shall be determined on the basis that 30 days equal one month and 365 days equal one year.

If the elapsed time method is used, Entry Service shall include Period of Severance (service spanning rule) if

(a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within twelve months, or

(b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged or retiring (such as a leave of absence or layoff) and ends within twelve months of the date he was first absent.

If the Prior Plan applied the rule of parity before the first Yearly Date in 1985, an Employee's Accrual Service, accumulated before an Accrual Break which occurred before that date, shall be excluded according to the Prior Plan provisions if (a) his Vesting Percentage is zero, and (b) his latest period of

If the hours method is used and the Entry Service Period Shifts to the Plan Year, an Employee will be credited with two years of Entry Service if he has the Hours of Service required for a year of Entry Service in both his first and second Entry Service Periods.

If the method of crediting Entry Service changes, the provisions of Section
9.12 shall apply.

ENTRY SERVICE PERIOD means the period defined in Item K. If an Employee has a Rehire Date, a new Entry Service Period shall begin on that date in the same manner as if it were a Hire Date.

ERISA means the Employee Retirement Income Security Act of 1974.

FISCAL YEAR means our taxable year. (See Item F.)

HIGHLIGHLY COMPENSATED EMPLOYEE means a highly compensated active Employee or a highly compensated former Employee.

A highly compensated active Employee means any Employee who performs service for us during the determination year and who, during the look-back year

(a) received compensation from us in excess of $75,000 (as adjusted pursuant to Code Section 415(d));

(b) received compensation from us in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or

(c) was an officer of ours and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415f(b)(1)(A).

The term Highly Compensated Employee also means:

(d) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from us during the determination year; and

(e) Employees who are 5 percent owners at any time during the look-back year or determination year.

If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

A highly compensated former Employee means any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for us during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by us during such year, then the family member and the 5 percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated Employee. For purposes of this definition, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

HIRE DATE means the date an Employee first performs an Hour of Service.

HOUR OF SERVICE means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment for performing dubes for us. Hour of Service means, for the hours method of crediting service in this Plan, the following:

(a) Each hour for which an Employee is paid, or entitled to payment, for performing duties for us during the applicable service period.

(b) Each hour for which an Employee is paid, or entitled to payment, by us on account of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b) no credit shall be given to the Employee

         (1) for more than 501 Hours of Service under this subparagraph (b) on account of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single service period); or

         (2) for an Hour of Service for which the Employee is directly or indirectly paid, or entitled to payment on account of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation or disability insurance laws; or

         (3) for an Hour of Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

         For purposes of this subparagraph (b), a payment shall be deemed to be made by or due from us regardless of whether such payment is made by or due from us directly or indirectly through, among others, a trust fund or insurer, to which we contribute or pay premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by us. The same Hour of Service shall not be credited under both this subparagraph (c) and under either subparagraph (a) or (b) above. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above shall be subject to the limitations set forth in that subparagraph.

The crediting of Hours of Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing said rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to service periods.

Hours of Service shall be credited for employment with any other employer required to be aggregated with us under Code Sections 414(b), (c), (m) or (o) and the regulations thereunder for purposes of entry and vesting. Hours of Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for entry or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the service period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following service period.

INACTIVE MEMBER means a former Active Member who has an Accrued Benefit.  (See
Section 2.02.)

INSURER means Principal Mutual Life Insurance Company and, if our Plan is trusteed, any other insurance company or companies named by the Trustee.

INTEGRATION LEVEL means the Integration Level defined in Item O. If a Member also participates in a Controlled Group member's plan which uses an integration level to determine the amount of benefits, the Integration Level shall be adjusted based upon the ratio of the Member's Pay from us to his total pay from us and the Controlled Group member.

INVESTMENT MANAGER means any fiduciary (other than a Trustee or Named
Fiduciary)

(a) who has the power to manage, acquire, or dispose of any assets of the plan;

(b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940, or (2) is a bank, as defined in the Investment Advisers Act of 1940, or (3) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c) who has acknowledged in writing being a fiduciary with respect to the Plan.

ITEM means the specified item in the Adoption Agreement we signed.

LATE RETIREMENT DATE means the first day of any month which is after a Member's Normal Retirement Date and on which retirement benefits begin.

Late Retirement Date for a Member who continues to work for us after Normal Retirement Date shall be the earliest first day of the month on or after the Member ceases to be an Employee. If a Member's Normal Retirement Date occurs before he attains age 62 and he ceases to be an Employee before he attains age 62, a later Retirement Date may apply. Retirement benefits shall not begin before the Member attains age 62 without the consent of the Member and, if applicable, his spouse. A Member may elect a later Retirement Date. (See
Section 6.01.) A Member may elect an earlier Retirement Date.

LEASED EMPLOYEE means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient employer shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if:

(a)      such employee is covered by a money purchase pension plan providing
         (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting and

(b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

MEMBER means either an Active Member or an Inactive Member.

MEMBER CONTRIBUTIONS means Required and Voluntary Contributions, if any, unless the context clearly indicates only one is meant.

MONTHLY DATE means each Yearly Date and the same day of each following month during the Plan Year which begins on that Yearly Date.

MONTHLY PAY means, for a Pay Year, 1/12th of an Employee's Pay for such year.

To determine Monthly Pay if an Employee is an Employee for only part of a Pay Year, his Pay for that Pay Year shall be converted to an annual basis as though he were employed for the full Pay Year. Pay shall not be annualized when the hours method, other than the hours ratio, is used to determine Accrual Service.

If an Employee is an Employee for less than one month of the latest Pay Year before his Entry or Reentry Date, whichever applies, his fixed rate of annual pay on such date shall be treated as his Pay for the Pay Year.

NAMED FIDUCIARY means the person named in Item H.

NORMAL FORM means the form of benefit selected in Item X(1). However, for purposes of distributing the Member's Account, the Normal Form means a single life annuity with installment refund.

NORMAL RETIREMENT AGE means, for a Member, the age defined in Item U.

NORMAL RETIREMENT DATE means the earliest first day of the month on or after a Member reaches Normal Retirement Age. Retirement benefits shall begin on Normal Retirement Date if the Member is not an Employee, has an Accrued Benefit and has not elected to have retirement benefits begin later. However, retirement benefits shall not begin before the later of age 62 or Normal Retirement Age unless the qualified election procedures of Article VI are met Even if the Member is an Employee on his Normal Retirement Date, he may choose to have retirement benefits begin on such date. An earlier Retirement Date may apply if the Member is 7O 1/2. (See Section 6.01.) Retirement benefits shall not begin before the Member attains age 62 without the consent of the Member and, if applicable, his spouse.

PARENTAL ABSENCE means an Employee's absence from work which begins on or after the first Yearly Date after December 31, 1984,

(a)      by reason of pregnancy of the Employee,

(b)      by reason of birth of a child of the Employee,

(c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement

PAY means the pay defined in Item M. For years beginning after December 31, 1988, the annual Pay of each Member taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the Plan determines Pay on a period of time that contains fewer than 12 calendar months, then the annual Pay limit is an amount equal to the annual Pay limit for the calendar year in which the pay period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

In determining the Pay of a Member for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Pay up to the Integration Level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Pay as determined under this definition prior to the application of this limitation.

If Pay for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Pay for such prior year is subject to the applicable annual Pay limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Pay limit is $200,000.

Pay means, for a Leased Employee, Pay for the services the Leased Employee performs for us, determined in the same manner as the Pay of Employees who are not Leased Employees, regardless of whether such Pay is received directly from us or from the leasing organization.

PAY YEAR means, for a Member, the period defined in Item M ending immediately before his Entry Date (the Restatement Date if the Prior Plan did not use an average of Pay) if he is an Employee during such period and each such period ending on or after such date during which he is an Employee. If the Pay Year ends on the last day of the Fiscal Year and the Fiscal Year is a 52-53 week period, then the Pay Year shall be such period.

PERIOD OF MILITARY DUTY means, for an Employee

(a)      who served as a member of the armed forces of the United States, and

(b) who was reemployed by us at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under
         Section 2021 through 2026 of Title 38 of the United States Code,

the period of time from the date the Employee was first absent from work for us because of such military duty to the date the Employee was reemployed.

PERIOD OF SERVICE means a period of time beginning on an Employee's Hire or Rehire Date, whichever applies, and ending on his Severance Date.

PERIOD OF SEVERANCE means a period beginning on an Employee's Severance Date and ending on the date he again performs an Hour of Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.

Solely for purposes of determining whether a one-year Period of Severance has occurred for entry or vesting purposes, the 12- consecutive month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

PLAN means our retirement plan set forth in the attached Adoption Agreement and this document, including any later amendments to them. If this Plan is trusteed, the term Plan shall include the term Trust, unless the context clearly indicates otherwise.

PLAN ADMINISTRATOR means the person named in Item H.

PLAN YEAR means a 12-consecutive month period beginning on a Yearly Date and ending on the day before the next Yearly Date. If the Yearly Date changes, the change will result in a short Plan Year. If a service period or the Pay Year is based on the Plan Year, corresponding years before the Effective Date shall be included.

PREDECESSOR means a Predecessor designated in Item I.

PRESENT VALUE means, except for purposes of Article X, the current value of a benefit payable on a specified form on a specified date. The Present Value of any benefit under the terms of this Plan will be the actuarial equivalent of the benefit payable on the Normal Form. Actuarial equivalence shall be determined on the basis of the mortality rates specified in the definition of Actuarial Equivalent, and either the interest rate(s) specified in the definition of Actuarial Equivalent or the Code Section 417 interest rate(s), whichever produces the greater benefit.

In addition, the amount of any distribution under the terms of this Plan will be determined in accordance with the preceding paragraph.

The two preceding paragraphs shall not apply to the extent they would cause the Plan to fail to satisfy the requirements of Section 4.01A and Section 4.03.

The Code Section 417 interest rate(s) are:

(a) the applicable interest rate if the Present Value of the benefit (using such rate(s)) is not in excess of $25,000; or

(b) 120 percent of the applicable interest rate if the Present Value of the benefit exceeds $25,000 (as determined under (a) above). In no event shall the Present Value determined under this (b) be less than $25,000.

The applicable interest rate is the interest rate(s) which would be used (as of the Annuity Starting Date) by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan.

The Code Section 417 interest rate limitations shall apply to distributions in Plan Years beginning after December 31, 1984. Notwithstanding the foregoing, the Code Section 417 interest rate limitations shall not apply to any distributions commencing in Plan Years beginning before January 1, 1987, if such distributions were determined in accordance with the interest rate(s) required by regulations section 1.417(e)-1T(e) (including the PBGC immediate interest rate).

The Code Section 417 interest rate limitations shall not apply to annuity contracts distributed to or owned by a Member prior to September 17,1985, unless additional contributions are made under the Plan by us with respect to such contracts. In addition, the Code Section 417 interest rate limitations shall not apply to annuity contracts owned by us or distributed to or owned by a Member prior to the first Plan Year after December 31, 1988, if the annuity contracts satisfied the requirements in sections 1.401(a)-11T and 1.417(e)-1T of the regulations. The preceding sentence shall not apply if additional contributions are made under the Plan by us with respect to such contracts on or after the beginning of the first Plan Year beginning after December 31,1988.

Notwithstanding the above, if a benefit is distributed in a form other than a nondecreasing annuity payable for a period of not less than the life of a Member (or in the case of a Qualified Preretirement Survivor Annuity, the life of the surviving spouse), the interest rate used in determining the actuarial equivalence of the portion of the excess benefit percentage that exceeds the base benefit percentage (in an excess benefit plan) shall be the Code Section 417 interest rate(s).

PRIOR PLAN means a retirement plan of ours or of a Predecessor which was qualifiable under Code Section 401(a), and of which this Plan is a restatement, as specified in the initial Adoption Agreement. If, because of a merger, consolidation or transfer of assets or liabilities, this Plan is a continuation of a plan which was qualifiable under Code Section 401(a), that plan shall be a Prior Plan. If, with the approval of any governmental agency to which it is subject, the assets of a terminated plan of ours which was qualified under Code Section 401(a) are transferred to this Plan, that terminated plan shall be deemed to be the Prior Plan.

PRIOR PLAN ASSETS means the assets accumulated under the Prior Plan which have not been distributed and which are held under this Plan.

QUALIFIED JOINT AND SURVIVOR FORM means, for a Member who has a spouse, a survivorship immediate life annuity where the Contingent Annuitant is the Member's spouse and the survivorship percentage is specified in Item X. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p). If a Member does not have a spouse, the Qualified Joint and Survivor Form means the Normal Form.

For purposes of distributing the Member's Account the Qualified Joint and Survivor Form shall include an installment refund feature.

This Qualified Joint and Survivor Form shall be at least the Actuarial Equivalent of any form of benefit offered under the Plan.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means a straight life annuity payable to the surviving spouse of a Member who dies before his Annuity Starting Date. Benefits shall be determined as if the Member has ceased to be an Employee on the date of his death (date he last ceased to be an Employee, if earlier) and survived to the date benefits become payable to the spouse and retired on that date. The monthly benefit payable to the spouse shall be equal to the survivorship percentage of the retirement benefit derived from the Member's Accrued Benefit that would have been payable to the Member if his Retirement Date had occurred on the date benefits start to the spouse and he had retired under the Qualified Joint and Survivor Form. If the Member elects a survivorship annuity (where the survivorship percentage is a least 50% and the Contingent Annuitant is the Member's spouse) and which is at least the Actuarial Equivalent of the Qualified Joint and Survivor Form, then such form shall be treated as the Qualified Joint and Survivor Form for purposes of determining the Qualified Preretirement Survivor Annuity. Such election must be a qualified election according to the provisions of Section
6.03. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code
Section 414(p).

For purposes of distributing the Member's Account, a Qualified Preretirement Survivor Annuity means a single life annuity with installment refund payable to the surviving spouse of the Member who dies before his Annuity Starting Date.

QUARTERLY DATE means each Yearly Date and the third, sixth and ninth Monthly Date after each Yearly Date which is within the same Plan Year.

REENTRY DATE means the date a former Active Member reenters the Plan. (See
Section 2.01.)

REHIRE DATE means the date an Employee first performs an Hour of Service following an Entry Break, when the hours method is used, or a Period of Severance, when the elapsed time method is used.

REQUIRED CONTRIBUTION ACCOUNT means, on any date, the total of a Member's Required Contributions with interest. Contributions previously paid to the Member or applied for him, and any interest that would have been credited on those Contributions, shall be excluded.

Interest shall be credited in each Plan Year at the rate specified in Item Q(1). If this is a restatement, interest before the Restatement Date was credited at the rate specified in the Plan as in effect on the day immediately before such date.

Interest shall be credited on each Required Contribution from the end of the Plan Year for which it was made until the Monthly Date on or before the date of determination.

REQUIRED CONTRIBUTION ACCRUED BENEFIT means, for a Member, the amount of monthly retirement benefit on the Normal Form which is derived from the Member's Required Contribution Account. (See Section 4.01A.)

REQUIRED CONTRIBUTIONS means the nondeductible Member Contributions which an Active Member is required to make. (See Item Q and Section 3.02.)

RESTATEMENT DATE means the date our retirement plan was last restated. (See Item A of the initial Adoption Agreement.)

RETIREMENT DATE means the date a retirement benefit will begin and is a Member's Early, Normal or Late Retirement Date, as the case may be.

ROLLOVER CONTRIBUTIONS means the Rollover Contributions which are made by or for a Member. (See Section 3.04.)

SEMI-YEARLY DATE means each Yearly Date and the sixth Monthly Date after each Yearly Date which is within the same Plan Year.

SEVERANCE DATE means the earlier of

(a) the date on which an Employee quits, retires, dies or is discharged, or

(b) the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence or layoff.

Solely to determine whether a one-year Period of Severance has occurred for entry or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

SHORT SERVICE PERCENTAGE means the adjustment which may be applied to a Member's Accrued Benefit according to the provisions of Item O. The Short Service Percentage shall be equal to the quotient (expressed as a percentage to two decimal places of (a) divided by (b):

(a) The Member's potential Accrual Service as of the date he reaches Normal Retirement Age, if he remains an Eligible Employee between his Entry Date (Reentry Date, if applicable) and his Normal Retirement Age.

(b)      The number of years specified in Item O.

The Short Service Percentage shall not exceed 100%. If a Member continues to be an Eligible Employee after his Normal Retirement Age, his Short Service Percentage as of any specified date shall be recalculated as if the earlier of such date or the date he last ceased to be an Employee were the date he reached Normal Retirement Age.

SOCIAL SECURITY RETIREMENT AGE means age 65 in the case of a Member attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Member attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Member attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

TEFRA means the Tax Equity and Fiscal Responsibility Act of 1982.

TEFRA COMPLIANCE DATE means the date our Plan is to comply with the provisions of TEFRA. The TEFRA Compliance Date as used in this Plan is,

(a) for purposes of determining the Maximum Permissible Amount and contribution limitations of Section 4.03,

         (1) if this Plan was in effect on July 1, 1982, the first day of the first Limitation Year which begins after December 31, 1982, or

         (2) if this Plan was not in effect on July 1, 1982, the first day of the first Limitation Year which ends after July 1, 1982.

(b)      for all other purposes, the first Yearly Date after December 31, 1983.

TOTALLY DISABLED means that a Member is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act

If our Employees are not covered under Title II of the Federal Social Security Act, Totally Disabled means that a Member is disabled as a result of sickness or injury, to the extent that he is completely prevented from performing any work, engaging in any occupation for wage or profit and has been continuously disabled for six months. Initial written proof that the disability exists and has continued for at least six months must be furnished to the Plan Administrator by the Member within one year after the date the disability begins. The Plan Administrator, upon receipt of any notice of proof of a Participant's total disability, shall have the right and opportunity to have a physician it designates examine the Member when and as often as it may reasonably require, but not more than once each year after the disability has continued uninterruptedly for at least two years beyond the date of furnishing the first proof.

TRANSFER VALUE means, on any date, a Member's allocated share, if any, of the Prior Plan Assets which resulted from employer contributions. A Member's Transfer Value shall be reduced by the amount of any distribution of his Transfer Value.

If Item Y(1)(a) is selected, a Member's Transfer Value shall be credited with interest at the rate of five percent per annum compounded annually. The interest shall be credited from the date such Transfer Value is first determined until the Monthly Date on or before the date the Transfer Value is distributed.

TRUST means, for trusteed plans, the Agreement of Trust set out in Article
VIIIA.

TRUST FUND means, for trusteed plans, the total funds held under the Trust as provided in Article VIIIA.

TRUSTEE means, for trusteed plans, the party or parties named in Item R. The term Trustee as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

VESTED TRANSFER VALUE means the vested portion of a Member's Transfer Value as defined in Item Y. A Member's Vested Transfer Value will be zero if his Transfer Value is zero.

VESTING BREAK means, when the elapsed time method is used, a one-year Period of Severance. An Employee incurs a Vesting Break on the last day of a one-year Period of Severance.

When the hours method is used, Vesting Break is defined in Item T. An Employee incurs a Vesting Break on the last day of the Vesting Service Period in which he has a Vesting Break.

VESTING PERCENTAGE means the Vesting Percentage of a Member determined under Item S. If the schedule used to determine a Member's Vesting Percentage is changed, the new schedule shall not apply to a Member unless he is credited with an Hour of Service on or after the date of the change. If the computation of Vesting Percentage is changed (whether directly or indirectly), a Member's Vesting Percentage as of the day before the change shall not be reduced due to the change. Indirect changes include, but are not limited to, changes in Early Retirement Date requirements or the method of crediting Vesting Service. The provisions of Section 9.01 regarding changes in the computation of Vesting Percentage shall apply.

VESTING SERVICE means an Employee's service determined under Item T. Vesting Service is subject to the modifications selected under that item. Vesting Service shall include service with a Controlled Group member while we are both members of the Controlled Group.

If, under Item T(4), Vesting Service is determined under the Prior Plan provisions, service before the date the Prior Plan became subject to ERISA may be disregarded if such service would have been disregarded under the Prior Plan break in service rules as in effect on the day before such date.

Vesting Service shall include a Period of Military Duty. If the elapsed time method is used, the entire Period of Military Duty shall be included to the extent it has not already been counted as Vesting Service. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for us during such Period of Military Duty, to the extent such hour has not already been credited as Vesting Service.

If the elapsed time method is used, the Employee's Vesting Service shall be equal to the period of time beginning on his Hire Date (the date the elapsed time method is first used, if later) to the date Vesting Service is determined. This period of Vesting Service shall be reduced by (a) any portion of a Period of Service which is excluded due to the service modifications selected and (b) any Period of Severance which is not included under the service spanning rule. These periods shall be expressed as whole years and fractional parts of a year (to two decimal places) on the basis that 365 days equal one year.

If the elapsed time method is used, Vesting Service shall include a Period of Severance (service spanning rule) if

(a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within twelve months, or

(b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged or retiring (such as a leave of absence or layoff) and ends within twelve months of the date he was first absent.

If the Prior Plan applied the rule of parity before the first Yearly Date in 1985, an Employee's Vesting Service, accumulated before a Vesting Break which occurred before that date, shall be excluded according to the Prior Plan provisions if (a) his Vesting Percentage is zero, and (b) his latest period of consecutive Vesting Breaks equals or exceeds his prior Vesting Service (disregarding any Vesting Service that was excluded because of a previous period of Vesting Breaks).

For a Member who is not credited with an Hour of Service on or after the first Yearly Date in 1985, Vesting Service accrued before such date and before an age greater than 18 (before the beginning of the Vesting Service Period in which he attained that age, when the hours method is used) shall be excluded if the Prior Plan excluded such service.

If the method of crediting Vesting Service changes, the provisions of Sections
9.01 and 9.12 shall apply.

VESTING SERVICE PERIOD means the period defined in Item T. If the hours method is used, this same period is used to determine both the Employee's Vesting Service and Vesting Breaks.

VOLUNTARY CONTRIBUTIONS means the Contributions by a Member that are not required as a Condition of employment or membership or for obtaining additional benefits from our Contributions. (See Item Q and Section 3.03.)

YEARLY DATE means the Yearly Date defined in Item E.

YEARS OF SERVICE means an Employee's Vesting Service as defined in Item T, disregarding any modifications which exclude service.

If Vesting Service is not defined in Item T, then for purposes of determining Years of Service, Vesting Service shall be deemed to be determined using the elapsed time method.


ARTICLE II
MEMBERSHIP

SECTION 2.01 - ACTIVE MEMBERSHIP.

An Employee may first become an Active Member (begin active participation in the Plan) on the earliest date specified in Item L on which he is an Eligible Employee and has met all of the entry requirements selected in Item K. This date is the Member's Entry Date.

Each Employee who was an active member under the Prior Plan on the day before the Restatement Date may become an Active Member under this Plan on the Restatement Date if he is still an Eligible Employee. The Member's entry date under the Prior Plan is deemed to be his Entry Date under this Plan.

If a person has been an Eligible Employee who has met all of the entry requirements selected in Item K but is not an Eligible Employee on the date which would have been his Entry Date, he may become an Active Member on the date he again becomes an Eligible Employee. This date is the Member's Entry Date.

A former Active Member may reenter the Plan as an Active Member on the date he again performs an Hour of Service as an Eligible Employee. This date is the Member's Reentry Date. An Inactive Member ceases to be an Inactive Member on his Reentry Date.

If Member Contributions are not required in Item Q, an Eligible Employee shall become an Active Member on his Entry or Reentry Date, whichever applies.

If Member Contributions are required under Item Q, an Eligible Employee shall become an Active Member on his Entry or Reentry Date, whichever applies, if he agrees to make Required Contributions as provided in Section 3.02. The agreement to make Required Contributions must be in writing and completed not later than thirty days after his Entry or Reentry Date. If the Eligible Employee does not complete the agreement within the time allowed, he shall become an Active Member on the earliest date specified in Item L on which he is an Eligible Employee and has completed such a written agreement. This date shall be his adjusted Entry Date (or adjusted Reentry Date, if it applies).

A Member's benefits under this Plan shall not be duplicated because of more than one period as an Active Member.

SECTION 2.02 - CEASING ACTIVE MEMBERSHIP.

An Active Member shall become an Inactive Member (stop accruing benefits under the Plan) on the earliest of the following:

(a) The date the Member ceases to be an Eligible Employee (his Retirement Date if he ceases to be an Eligible Employee within one month of his Retirement Date).

(b)      The effective date of complete termination of the Plan under Article
         VII.

(c)      The date the Member incurs an Accrual Break in Service.

(d)      The date the Member does not make a Required Contribution.

An Employee or former Employee who was an inactive member under the Prior Plan on the day before the Restatement Date shall become an Inactive Member under this Plan on the Restatement Date. Eligibility for any benefits payable to the Member or on his behalf and the amount of the benefits shall be determined according to the provisions of the Prior Plan.

A Member shall cease to be a Member on the earlier of the date he dies or, if his Vesting Percentage is 100%, the date he receives a single sum distribution which is in lieu of all of his benefits under the Plan. An Inactive Member shall cease to be a Member on the earliest date on which he is not entitled to a deferred monthly income under Section 5.02.

SECTION 2.03 - ADOPTING EMPLOYERS - SEPARATE PLANS.

If Item Z(1)(a)(i) is selected, each Adopting Employer listed in Item Z maintains this Plan as a separate and distinct plan for the exclusive benefit of its employees. If Item Z(1)(a)(ii) is selected, each Adopting Employer identified in Item Z(1)(a)(ii) maintains this Plan as a separate and distinct plan for the exclusive benefit of its employees. An Adopting Employer's adoption of the Plan shall be in writing. If the Adopting Employer did not maintain a Prior Plan, the date of adoption specified in Item Z is the Effective Date of its Plan. This date is the first Yearly Date for the Adopting Employer's Plan and shall be the Entry Date for any of its employees who have met the requirements in Section

2.01 as of that date. If the Adopting Employer did maintain a Prior Plan, the date of adoption is the Restatement Date of its Plan.

An Adopting Employer shall be deemed to be the Employer but only with respect to its Plan and for those Employees who are on its payroll. In interpreting the Adoption Agreement and this document as to an Adopting Employer, the terms Employer, we, us and ours shall be deemed to refer to the Adopting Employer and the Adopting Employer's fiscal year is deemed to be the Fiscal Year. The primary Employer in Item B is deemed to be an Adopting Employer for purposes of the following two paragraphs.

The Contributions made by an Adopting Employer shall not be used to fund the benefits for Employees of any other Adopting Employer. Service with an Adopting Employer shall be included as service with all other Adopting Employers and transfer of employment, without interruption, between Adopting Employers shall not be an interruption of service. The benefit for any Employee under the Plan established by an Adopting Employer shall be based on the Employee's service with and pay from all Adopting Employers. However, benefits shall not be duplicated because the Employee has accrued benefits under more than one such plan. If an Employee accrues benefits under more than one Adopting Employer's Plan at the same time, the benefit he accrues under each such Plan shall be proportional to the pay he receives from each such Adopting Employer.

Any amendment to the Plan by the primary Employer in Item B of the Adoption Agreement shall be deemed to be an amendment to each Adopting Employer's Plan. Without the consent of any other Adopting Employer, an Adopting Employer may restate its Plan in the form of a separate document at any time and, in that event, cease to be an Adopting Employer. An employer shall not be an Adopting Employer if it ceases to be controlled by us or affiliated with us. Such an employer may continue its Plan by restating it in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from Item Z.

If the Plan of the Adopting Employer terminates, the provisions of Article VII shall apply to its Plan.

SECTION 2.04 - ADOPTING EMPLOYERS - SINGLE PLAN.

If Item Z(1)(b)(i) is selected, each Adopting Employer listed in Item Z participates with us in this Plan. It Item Z(1)(b)(ii) is selected, each Adopting Employer identified in Item Z(1)(b)(ii) participates with us in this Plan. An Adopting Employer's agreement to participate in this Plan shall be in writing. Employees of Adopting Employers who do not make such written agreement shall be eligible to become Members and shall be entitled to benefits in the same manner as if their employers had agreed to participate in the Plan.

If the Adopting Employer did not maintain a Prior Plan, the date of participation in Item Z shall be the Entry Date for any of its employees who have met the requirements in Section 2.01 as of that date. Service with and pay from an Adopting Employer shall be included as service with and pay from us. Transfer of employment, without interruption, between an Adopting Employer and another Adopting Employer or us shall not be considered an interruption of service. Our Fiscal Year in Item F shall be the Fiscal Year used in interpreting this Plan for Adopting Employers.

For purposes of Section 4.05, the employees of each Adopting Employer are considered separately in determining the highly paid employees under the Plan. If the Adopting Employer did not maintain a plan before participating in this Plan, its date of participation shall be substituted for the Effective Date. If the Adopting Employer did maintain a plan before participating in this Plan, the date the Adopting Employer's plan was originally effective shall be substituted for the Effective Date.

Contributions made by an Adopting Employer shall be treated as Contributions made by us.

An employer shall not be an Adopting Employer if it ceases to be controlled by us or affiliated with us. Such an employer may continue a retirement plan for its employees in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from Item Z.

If an employer ceases to be an Adopting Employer and does not continue a retirement plan for the benefit of its employees, partial termination may result and the provisions of Article VII apply.

ARTICLE III
CONTRIBUTIONS

SECTION 3.01 - EMPLOYER CONTRIBUTIONS.

The amount of our Employer Contributions shall meet or exceed the minimum funding standards of ERISA and the Code. Our Contributions are conditioned on initial qualification of the Plan. If the Plan is denied initial qualification, the provisions of Section 9.14 shall apply.

The amount and time of our Contributions shall be based on actuarial valuations and recommendations as to the amounts which are required to fund benefits under this Plan. Dividends declared under the Annuity Contract and forfeitures shall be applied to reduce our future Contributions.

A portion of the Plan assets resulting from our Contributions (but not more than the original amount of those Contributions) may be returned if our Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to us within one year after our Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and Articles VII and IX, the assets of the Plan shall never be used for our benefit and are held for the exclusive purpose of providing benefits to Members and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

Prior Plan Assets which result from contributions made by us shall be treated in the same manner as Employer Contributions made under this Plan.

SECTION 3.02 - REQUIRED CONTRIBUTIONS BY MEMBERS.

If Member Contributions are required under Item Q, the amount of the Required Contributions made by each Active Member is specified under that item.

A Member who is Totally Disabled shall not make Required Contributions during any period in which he is receiving disability benefits according to the provisions of Section 5.03.

The Member's Required Contribution Account is fully (100%) vested and nonforfeitable at all times.

If a Member made Required Contributions in an Accrual Service Period in which he is not credited with Accrual Service, that part of his Required Contribution Account which results from such Required Contributions shall be returned to the Member, subject to the qualified election procedures of Article VI.

Prior Plan Assets which result from required contributions made by the Member shall be treated in the same manner as Required Contributions made under this Plan.

SECTION 3.03 - VOLUNTARY CONTRIBUTIONS BY MEMBERS.

If permitted under Item Q, an Active Member may make Voluntary Contributions. Voluntary Contributions shall be made according to nondiscriminatory procedures and limitations set up by the Plan Administrator.

A Member's membership in the Plan is not affected by stopping or changing Voluntary Contributions. An Active Member's request to start, change or stop Voluntary Contributions must be in writing on a form furnished for that purpose. The form must be delivered to the Plan Administrator before the date the Member is to start, change or stop Voluntary Contributions.

This Plan will not accept Voluntary Contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by us. Nondeductible Voluntary Contributions for Plan Years beginning after December 31, 1986, will be limited so as to meet the nondiscrimination test of Code Section 401(m).

The part of a Member's Account resulting from Voluntary Contributions is fully (100%) vested and nonforfeitable at all times.

A Member may withdraw in a single sum any part of his Account resulting from his Voluntary Contributions subject to the limitations provided in Item Q(2)(b). A request for withdrawal shall be in writing on a form furnished for that purpose and delivered to the Plan Administrator before the withdrawal is to occur. Withdrawals shall be subject to the qualified election provisions of
Article VI.

Prior Plan Assets which result from voluntary contributions made by the Member shall be treated in the same manner as Voluntary Contributions made under this Plan.

SECTION 3.04 - ROLLOVER CONTRIBUTIONS.

A Rollover Contribution may be made by or for an Eligible Employee if Rollover Contributions are permitted in Item Q and if the following conditions are met:

(a) The Contribution is a rollover contribution which the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

(b) If the Contribution is made by the Eligible Employee, it is made within sixty days after he receives the distribution.

(c) The Eligible Employee furnishes evidence satisfactory to the Plan Administrator that the proposed transfer is in fact a rollover contribution which meets conditions (a) and (b) above.

The Rollover Contribution may be made by the Eligible Employee or the Eligible Employee may direct the trustee or named fiduciary of another plan to transfer the funds which would otherwise be a Rollover Contribution directly to this Plan. Such transferred funds shall be called a Rollover Contribution. The Contribution shall be made according to procedures set up by the Plan Administrator.

If the Eligible Employee is not an Active Member when the Rollover Contribution is made, he shall be deemed to be an Active Member only for the purpose of investment and distribution of the Rollover Contribution.

Rollover Contributions made by or for an Eligible Employee shall be credited to his Account. Rollover Contributions are at all times fully (100%) vested and nonforfeitable. A separate accounting record shall be maintained for that part of his Rollover Contribution consisting of voluntary contributions which were deducted from the Member's gross income for Federal income tax purposes.

Prior Plan Assets which result from the Member's rollover contributions shall be treated in the same manner as Rollover Contributions made under this Plan.

SECTION 3.05 - INVESTMENT OF CONTRIBUTIONS.

If this Plan is trusteed, all Contributions are forwarded by us to the Trustee to be deposited in the Trust Fund. Investment of Contributions is governed by the provisions of the Trust, Annuity Contract and any other funding arrangement in which the Trust is or may be invested. If permitted, the Member shall direct his Voluntary Contributions and Rollover Contributions to any of the accounts available under the Trust and may request the transfer of assets resulting from those Contributions between such accounts. A Member may not direct the Trustee to invest the Member's Account in collectibles. Collectible means any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other tangible personal property specified by the Secretary of the Treasury. To the extent that a Member does not direct the investment of his Account, such Account shall be invested ratably in the accounts available under the Trust in the same manner as the undirected Accounts of all other Members. The Account of a Member shall be credited with its share of the gains and losses of the Trust Fund.
That part of a Member's Account invested in a funding arrangement which establishes an account or accounts for such Member thereunder shall be credited with the gain or loss from such account or accounts. That part of a Member's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Member's Account invested in such funding arrangement to the total of the Accounts invested in such funding arrangement.

If this Plan is not trusteed, all Contributions are forwarded by us to the Insurer to be deposited in the Annuity Contract. If permitted, the Member shall direct his Voluntary Contributions and Rollover Contributions to any of the accounts available under the Annuity Contract and may request the transfer of assets resulting from those Contributions between such accounts. To the extent that a Member does not direct the investment of his Account, such Account shall be invested ratably in the accounts available under the Annuity Contract in the same manner as the undirected Accounts of all other Members. The Investment Fund shall be allocated at all times to Members. The Account of a Member shall be credited with its share of the investment gains and losses. That part of a Member's Account invested in a funding arrangement which establishes an account or accounts for such Member thereunder shall be credited with the gain or loss from such account or accounts. That part of a Member's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Member's Account invested in such funding arrangement to the total of the Accounts invested in such funding arrangement.

The Named Fiduciary may delegate to the Investment Manager investment discretion for Plan assets which are not included in a Member's Account.

Prior Plan Assets which consist of reserves of either insured annuities in the course of payment, or paid-up annuities held under an annuity contract issued before the Restatement Date to hold assets of the Prior Plan, may be transferred to the Annuity Contract at out discretion with the consent of the Insurer.

SECTION 3.06 - FUNDING POLICY.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall annually inform the Trustee, if applicable, and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

ARTICLE IV
RETIREMENT BENEFITS

SECTION 4.01 - ACCRUED BENEFIT.

An Active Member's Accrued Benefit as of any date is determined using the accrued benefit formula selected in Item O. Accrued Benefit is modified as follows:

Minimum Accrued Benefit:

         An Active Member's Accrued Benefit shall not be less than the benefit determined under the minimum benefit provisions selected in Item P. If Item P(10)(a) is selected and the Prior Plan was a fully insured plan, the Member's expected monthly retirement benefit multiplied by his Accrued Benefit Adjustment as of the date specified under that item shall be deemed to be his accrued benefit under the Prior Plan.

Maximum Accrued Benefit:

         An Active Member's Accrued Benefit shall not be more than the benefit determined under the maximum benefit provisions selected in Item P. This maximum shall not limit any minimum accrued benefit provided under Article X.

Adjusted Accrued Benefit:

         If a flat benefit formula is selected under Item O and the Active Member has not made all the Member Contributions required for membership in the Plan (Prior Plan), his monthly Accrued Benefit shall be multiplied by the ratio of (a) to (b) below:

         (a) The number of months (counting a partial month as a complete month) the Member will have been an Active Member in this Plan and the Prior Plan if he remains an Active Member until Normal Retirement Age.

         (b) The number of months (counting a partial month as a complete month) the Member would have been an Active Member in this Plan and the Prior Plan if he had made all of the Required Contributions and if he remains an Active Member until Normal Retirement Age.

         The ratio above shall not change after the Member's Normal Retirement Age. This adjustment shall not apply to any minimum accrued benefit provided under Article X.

         If Item V(1)(a) is selected, the amount of monthly benefit payable to an Active Member on the Normal Form shall be offset for each full or partial year that his spouse is eligible for the Qualified Preretirement Survivor Annuity on or after the date the Member may waive the Qualified Preretirement Survivor Annuity and before the earlier of the date he becomes an Inactive Member or reaches Normal Retirement Age. If he becomes an Inactive Member, his Accrued Benefit used to determine his deferred vested benefit shall be offset for such coverage before it is multiplied by his Vesting Percentage. For each year of coverage the reduction shall be .25%. The provisions of this paragraph apply on and after August 23, 1984 in the same manner as other death benefit provisions as explained in the first paragraph of
         Section 5.01 and the provisions of the Prior Plan apply before that date in like manner as the other death benefit provisions of the Prior Plan.

The Member's employer derived Accrued Benefit in all years shall be equal to the excess, if any, of the Accrued Benefit over the employee derived Accrued Benefit. A Member shall be 100% vested in his employee derived Accrued Benefit. A Member's employee derived Accrued Benefit is equal to his Required Contribution Accrued Benefit determined according to the provisions of Section 4.01A.

SECTION 4.01 A - REQUIRED CONTRIBUTION ACCRUED BENEFIT.

An Active Member's Required Contribution Accrued Benefit is his employee derived Accrued Benefit. On any date, his Required Contribution Accrued Benefit shall be computed as follows:

(a) STEP ONE. Determine the total amount of Contributions made by a Member as a condition of participation in the Plan and, where applicable, the Prior Plan.

(b) STEP TWO. Add to the amount in step one interest, if any, required by the terms of the Prior Plan to be paid on such Contributions up to the ERISA compliance date.

(c) STEP THREE. Add to the sum of the amounts determined in steps one and two interest compounded annually at the rate of 5% from the ERISA compliance date or the date the Member began participation in the Plan, whichever is later, to the end of the last Plan Year beginning before January 1, 1988, or the Member's Normal Retirement Age, whichever is earlier.

(d) STEP FOUR. Add to the sum of the amounts determined in steps one, two and three interest compounded annually:

         (1) at the rate of 120 percent of the Federal mid-term rate (as in effect under Code Section 1274 for the first month of the Plan
                 Year) from the beginning of the first Plan Year beginning after December 31, 1987, and ending on the date on which the determination is being made, and

         (2) at the interest rate which would be used under the Plan under Code Section 417(e)(3) (as of the determination date) for the period beginning with the determination date and ending on the date on which the Employee attains Normal Retirement Age.

(e) STEP FIVE. The amount in step four will be converted into the normal form of benefit using the interest rate that would be used under the Plan under Code Section 417(e)(3).

Where the terms of the Plan, or Prior Plan, at any time required that an Employee make Contributions to it in order to be a Member, and the Plan or Prior Plan has been amended so as to no longer require such Contributions, the Member's employee derived Accrued Benefit and employer derived Accrued Benefit shall be determined as if the Plan required Contributions of the Employee as a condition of participation at the time of termination of employment. This section, however, shall not apply to the extent the Contributions the Member has made to the Plan (or Prior Plan) have been refunded to him.

SECTION 4.02 - DISREGARD OF ACCRUED BENEFIT.

If a Member receives a single-sum payment equal to the Present Value of his entire vested Accrued Benefit his entire Accrued Benefit (both vested and nonvested) as of the date of the distribution shall be disregarded. If such payment is less than the Present Value of his entire Accrued Benefit, such Member shall have the right to restore his Accrued Benefit derived from our Contributions as provided below.

If a Member receives a single-sum payment that is less than the Present Value of his entire vested Accrued Benefit, a portion of his vested Accrued Benefit as of the date of the distribution shall be disregarded. This portion shall be determined by multiplying his entire vested Accrued Benefit as of the date of the distribution by the ratio of (i) the single-sum payment to (ii) the Present Value of such vested Accrued Benefit. Such Member shall not have a right to restore his Accrued Benefit derived from our Contributions.

If a Member again becomes an Eligible Employee after receiving a single-sum payment of less than the Present Value of his entire Accrued Benefit as of the date of the distribution, he shall have the right to restore his Accrued Benefit derived from our Contributions (including all optional forms of benefits and subsidies relating to such benefits) to the extent disregarded. Such Accrued Benefit shall be restored upon repayment to the Plan of the full amount of the distribution resulting from our Contributions plus interest, compounded annually from the date of distribution at the rate of five percent. Such repayment must be made before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks which begin after the date of the distribution. If a Member was deemed to have received a distribution of the Present Value of his entire vested Accrued Benefit because his vested Accrued Benefit was zero, and the Member again becomes an Eligible Employee before the end of the first period of five consecutive Vesting Breaks which begin after the date of the deemed distribution, upon the date he again performs an Hour of Service as an Eligible Employee, the Accrued Benefit derived from our Contributions shall be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

SECTION 4.03 - BENEFIT LIMIT.

(a) For the purpose of determining the benefit limitation set forth in this section, the following terms are defined:

         ANNUAL ADDITIONS mean the sum of the following amounts credited to a Member's account for the Limitation Year:

         (1)     employer contributions,

         (2)     employee contributions,

         (3)     forfeitures, and

         (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer.

         These amounts are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer are treated as Annual Additions to a defined contribution plan.

         ANNUAL BENEFIT means a retirement benefit under the Plan which is payable annually in the form of a straight life annuity. Except as provided below, a benefit payable in a form other than a straight life annuity shall be adjusted to an actuarially equivalent straight life annuity before applying the limitations of this section. The interest assumption used to determine the actuarial adjustment will be the greater of the interest rate specified in the definition of Actuarial Equivalent in Section 1.02 of this Plan or five percent. The Annual Benefit does not include any benefits attributable to Member Contributions or Rollover Contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (1) the value of a qualified joint and survivor annuity, (2) the value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (3) the value of post-retirement cost-of-living increases made in accordance with Code Section 415(d) and section 1.415-3(c)(2)(iii) of the Federal Income Tax Regulations.

COMPENSATION means all of a Member's 415 Safe-harbor Compensation, Code
Section 3401(a) Wages or Code Section 3121 Wages, as selected in Item P of the Adoption Agreement and defined below:

(1) 415 Safe-harbor Compensation means wages, salaries, and fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal service actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

         (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation.

         (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

         (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

         (iv) Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

(2) Code Section 3401(a) Wages means wages as defined in Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

(3) Code Section 3121 Wages means wages as defined in Code Section 3121(a), for purposes of calculating Social Security taxes, but determined without regard to the wage base limitation in Code Section 3121(a)(1), the limitations of the exclusions from wages in Code
         Section 3121(a)(5)(C) and (D) for elective contributions and payments by reason of salary reduction agreements, the special rules in Code
         Section 3121(v), any rules that limit covered employment based on the type or location of an employee's employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment of the services performed (such as the exceptions to the definition of employment in Code Section 3121(b)(1) through (20)).

For any self-employed individual compensation will mean earned income.

For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

For any Limitation Year beginning after December 31, 1988, only the first $200,000 (multiplied by the Adjustment Factor) of the Member's Compensation shall be taken into account under the Plan.

CURRENT ACCRUED BENEFIT means a Member's accrued benefit under the plan, determined as if the Member had separated from service as of the close of the last limitation year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code Section 415(b)(2). In determining the amount of a Member's Current Accrued Benefit, the following shall be disregarded:

(1)      any change in the terms and conditions of the plan after May 5, 1986;
         and

(2)      any cost of living adjustments occurring after May 5, 1986.

DEFINED BENEFIT DOLLAR LIMITATION means $90,000. Effective on January 1, 1988, and each January 1 thereafter, the $90,000 limitation above will be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code
Section 415(d) in such manner as the Secretary shall prescribe. The new limitation shall apply to Limitation Years ending within the calendar year of the date of the adjustment.

DEFINED BENEFIT PLAN FRACTION means a fraction, the numerator of which is the sum of the Member's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415 (b) and (d) and in accordance with (2) in the definition of Maximum Permissible Amount or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Notwithstanding the above, if the Member was a member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

DEFINED CONTRIBUTION PLAN FRACTION means a fraction, the numerator of which is the sum of the Annual Additions to the Member's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's nondeductible employee contributions to this and all other defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415 (b) and (d) in effect under Code Section 415(c)(1)(A) of the Code or 35 percent of the Member's Compensation for such year.

If the Member was a member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

EMPLOYER means the employer that adopts this Plan and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h) or affiliated service groups (as defined in Code Section 414(m) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

HIGHEST AVERAGE COMPENSATION means the average Compensation for the three consecutive Limitation Years of service with the Employer that produces the highest average.

LIMITATION YEAR means a calendar year or the 12-consecutive month period elected by the Employer in Item P. If the Limitation Year ends on the last day of the Fiscal Year and the Fiscal Year is a 52-53 week period, then the Limitation Year shall be such period. All qualified plans maintained by the Employer must use the same Limitation Year. It the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

MAXIMUM PERMISSIBLE AMOUNT means:

(1) The lesser of the Defined Benefit Dollar Limitation or 100 percent of the Member's Highest Average Compensation.

(2) If the Member has less than ten Years of Participation, the Defined Benefit Dollar Limitation is reduced by one-tenth for each Year of Participation (or part thereof) less than ten. To the extent provided in regulations or in other guidance issued by the Internal Revenue Service, the preceding sentence shall be applied separately with respect to each change in the benefit structure of the Plan. If the Member has less than ten Years of Service, the compensation limitation is reduced by one-tenth for each Year of Service (or part thereof) less than ten. The adjustments of this (2) shall be applied in the denominator of the Defined Benefit Plan Fraction based upon Years of Service. Years of Service shall include future years occurring before the Member's Normal Retirement Age. Such future years shall include the year which contains the date the Member reaches Normal Retirement Age, only if it can be reasonably anticipated that the Member will receive a Year of Service for such year.

(3) If the Annual Benefit of the Member commences before the Member's Social Security Retirement Age, but on or after age 62, the Defined Benefit Dollar Limitation as reduced above, shall be determined as follows:

        (i) if a Member's Social Security Retirement Age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the Defined Benefit Dollar Limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Member attains age 65.

        (ii) If a Member's Social Security Retirement Age is greater than 65, the dollar limitation for benefits commencing on or after age 62, is determined by reducing the Defined Benefit Dollar Limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Member's Social Security Retirement Age.

(4) If the Annual Benefit of a Member commences prior to age 62, the Defined Benefit Dollar Limitation shall be the actuarial equivalent of an Annual Benefit beginning at age 62, as determined above, reduced for each month by which benefits commence before the month in which the Member attains age 62. To determine actuarial equivalence, the interest rate assumption is the greater of the rate specified in the definition of Actuarial Equivalent in Section 1.02 of the Plan or five percent. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this provision (4) shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Member.

(5) If the Annual Benefit of a Member commences after the Member's Social Security Retirement Age, the Defined Benefit Dollar Limitation as reduced in (2) above, if necessary, shall be adjusted so that it is the actuarial equivalent of an Annual Benefit of such dollar limitation beginning at the Member's Social Security Retirement Age. To determine actuarial equivalence, the interest rate assumption used is the lesser of the rate specified in the definition of Actuarial Equivalent in
        Section 1.02 of the Plan or five percent.

(6)     The provisions of this definition shall be modified as provided in:

        (i) Code Section 415(b)(2)(F) for plans maintained by organizations (other than governmental units) exempt from tax under Subtitle A of the Code, and qualified merchant marine plans; and

        (ii) Code Section 415(b)(9) for Plan Members who are commercial airline pilots.

PROJECTED ANNUAL BENEFIT means the Annual Benefit as defined in this section, to which the Member would be entitled under the terms of the plan assuming:

(1) the Member will continue employment until normal retirement age under the plan (or current age, if later), and

(2) the Member's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

YEAR OF PARTICIPATION means one year (computed to fractional parts of a year) for each Accrual Service Period for which the following conditions are met:

(1) The Member is credited with at least the number of Hours of Service (or Period of Service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the Accrual Service Period, and

(2) the Member is included as a Member under the eligibility provisions of the Plan for at least one day of the Accrual Service Period.

If these two conditions are met, the portion of a Year of Participation credited to the Member shall equal the amount of Accrual Service credited to the Member for such Accrual Service Period. A Member who is totally and permanently disabled within the meaning of Code Section 415(c)(3)(C)(i) for an Accrual Service Period shall receive a Year of Participation with respect to that period. In addition, for a Member to receive a Year of Participation (or part thereof) for an Accrual Service Period, the Plan must be established no later than the last day of such Accrual Service Period. In no event will more than one Year of Participation be credited for any 12-month period.

(b) This (b) and (c) and (d) below are applicable regardless of whether any Member is or has ever been a member in another qualified plan maintained by the Employer. If any Member is or has ever been a member in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), which provides an Annual Addition as defined in this section, (f), (g), and (h) below are also applicable to that Member's benefits.

(c) The Annual Benefit otherwise payable to a Member at any time will not exceed the Maximum Permissible Amount. If the benefit the Member would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Amount, the rate of accrual will be reduced so that the Annual Benefit will equal the Maximum Permissible Amount.

(d) If a Member has made nondeductible employee contributions under the terms of this Plan, the amount of such contributions is treated as an Annual Addition to a qualified defined contribution plan, for purposes of (c) and (h) of this section.

(e) The limitation in (c) is deemed satisfied if the Annual Benefit payable to a Member is not more than $1,000 multiplied by the Member's number of Years of Service or parts thereof (not to exceed ten) with the Employer, and the Employer has not at any time maintained a defined contribution plan, a welfare benefit plan as defined in Code Section 419(e), or an individual medical account as defined in Code Section 451(l)(2) in which such Member participated.

(f) This (f) applies if any Member is covered, or has ever been covered, by another plan maintained by the Employer, including a qualified plan, or a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(1)(2), which provides an Annual Addition as defined in this section.

(g) If a Member is, or has ever been, covered under more than one defined benefit plan maintained by the Employer, the sum of the Member's Annual Benefits from all such plans may not exceed the Maximum Permissible Amount. The Employer will choose in Item P the method by which the plans will meet this limitation.

(h) If the Employer maintains, or at any time maintained, one or more qualified defined contribution plans covering any Member in this Plan, a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account as defined in Code Section 415(1)(2), the sum of the Member's Defined Contribution Fraction and Defined Benefit Fraction will not exceed 1.0 in any Limitation Year, and the Annual Benefit otherwise payable to the Member under this Plan will be limited in accordance with Item P.

(i) In the case of an individual who was a Member in one or more defined benefit plans of the Employer as of the first day of the first limitation year beginning after December 31, 1986, the application of the limitations of this section shall not cause the Maximum Permissible Amount for such individual under all such defined benefit plans to be less than the individual's Current Accrued Benefit. The preceding sentence applies only if such defined benefit plans met the requirements of Code Secton 415, for all limitation years beginning before January 1, 1987.

SECTION 4.04 - AMOUNT OF BENEFIT AT RETIREMENT.

The amount of retirement benefit to be provided on the Normal Form for an Active Member on his Retirement Date shall be determined according to the provisions of this section. The monthly retirement benefit shall not decrease after the Member's Retirement Date due to any increase in social security benefits that occurs after he ceases to be an Employee.

An Active Member's retirement benefit on his Normal Retirement Date shall be equal to his Accrued Benefit on such date.

An Active Member's retirement benefit on his Early Retirement Date shall be equal to his Accrued Benefit on such date, multiplied by the factor determined from the schedule below based on the number of years the Member's Early Retirement Date precedes his Normal Retirement Date.

If the Nonintegrated Adoption Agreement is used:

         NUMBER OF YEARS                    NUMBER OF YEARS
         EARLY RETIREMENT                   EARLY RETIREMENT
       DATE PRECEDES NORMAL               DATE PRECEDES NORMAL
         RETIREMENT DATE       FACTOR       RETIREMENT DATE        FACTOR
               1               .9333              6                .6333
               2               .8667              7                .6000
               3               .8000              8                .5667
               4               .7333              9                .5333
               5               .6667             10                .5000

The above factors shall be prorated for a partial year (counting a partial month as a complete month). Factors for years beyond ten shall be determined using a consistently applied reasonable actuarially equivalent method.

If the Integrated Adoption Agreement is used:

         NUMBER OF YEARS                    NUMBER OF YEARS
         EARLY RETIREMENT                   EARLY RETIREMENT
       DATE PRECEDES NORMAL               DATE PRECEDES NORMAL
         RETIREMENT DATE       FACTOR       RETIREMENT DATE        FACTOR
               1               .9231               6               .6538
               2               .8462               7               .6154
               3               .7692               8               .5769
               4               .7308               9               .5292
               5               .6923              10               .4862

The above factors shall be prorated for a partial year (counting a partial month as a complete month). Factors for years beyond ten shall be determined using a consistently applied reasonable actuarially equivalent method.

An Active Member's retirement benefit on his Late Retirement Date shall be equal to the greater of (a) or (b) below:

(a)     The Member's Accrued Benefit as of his Late Retirement Date.

(b) The Member's Accrued Benefit on Normal Retirement Date, multiplied by the factor determined from the schedule below based on the number of years the Member's Late Retirement Date follows Normal Retirement Date.

         NUMBER OF YEARS                    NUMBER OF YEARS
         LATE RETIREMENT                    LATE RETIREMENT
       DATE FOLLOWS NORMAL                DATE FOLLOWS NORMAL
         RETIREMENT DATE       FACTOR       RETIREMENT DATE        FACTOR
               1               1.0600            6                 1.4200
               2               1.1200            7                 1.5000
               3               1.1900            8                 1.5900
               4               1.2600            9                 1.6900
               5               1.3400           10                 1.7900

The above factors shall be prorated for a partial year (counting a partial month as a complete month). Factors for years beyond ten shall be determined using a consistently applied reasonable actuarially equivalent method.

An Active Member's retirement benefit on the Normal Form shall not be less than the greatest amount of benefit that would have been provided according to the provisions of this section had he retired on any earlier Retirement Date.

In any event, an Active Member's retirement benefit on the Normal Form on his Retirement Date will not be less than the sum of (i) the monthly benefit on the Normal Form which is the Actuarial Equivalent of his Transfer Value, if any, on such date, and (ii) the greater of the Member's Required Contribution Accrued Benefit on his Retirement Date, multiplied by the appropriate factor if his Retirement Date is an Early Retirement Date, or the monthly benefit on the Normal Form which is the Actuarial Equivalent of his Required Contribution Account on such date.

The Member's retirement benefit shall be distributed to the Member according to the distribution of benefits provisions of Article VI and the small amounts provisions of Section 9.10. The amount of payment under any form (other than the Normal Form) shall be determined as provided under Section 6.03.

The Member's Account provides a retirement benefit in addition to the benefits described above. On his Retirement Date, the Member's Account shall be distributed to the Member according to the distribution of benefits provisions of Article VI and the small amount provisions of Section 9.10.

SECTION 4.05 - TEMPORARY LIMIT ON BENEFITS.

(a) For Plan Years beginning before January 1, 1991, the limitations set forth in this (a) apply.

         (1) The amount of our Contributions used to provide a Member's retirement benefit on the Normal Form shall be limited as provided in (2) below if the Member is one of our 25 most highly paid Employees on the Effective Date, the retirement benefit is over $125 ($1,500 annually), and one of the following conditions occurs:

                 (i) The plan is terminated within ten years of the Effective Date.

                 (ii) The monthly retirement benefit of such highly paid Member becomes payable within ten years of the Effective Date, or

                 (iii) If Code Section 412 (without regard to Code Section 412(h)(2) does not apply to our Plan, the monthly retirement benefit of such highly paid Member becomes payable more than ten years after the Effective Date, and full current costs of the Plan for the first ten years have not been met.

         (2) If one of the conditions in (1) above does occur, the amount of our Contributions used to provide retirement benefit on the Normal Form for such a highly paid Member shall not exceed the amount provided by the greater of (i) or (ii) and, if this Plan is subject to Section 4021 (a) of ERISA, (iii) or (iv) below, whichever applies:

                 (i)     $20,000.

                 (ii) 20% of the first $50,000 of the average of his annual compensation for the five latest Pay Years multiplied by the number of years between the Effective Date and the earlier of (A) the date the benefit becomes payable, or (B) the date the Plan terminates. If on the earlier of (A) or (B) the full current costs have not been met, then the date on which the full current costs have not been met shall be substituted for such earlier date.

                 (iii) For a Member who is a substantial owner (as defined in Section 4022(b)(5) of ERISA), an amount equal to the present value of the benefit guaranteed for him under Section 4022 of ERISA. If the Plan has not terminated, an amount equal to the present value of the benefit which would be guaranteed for such Member under Section 4022 of ERISA if the Plan were to terminate on the date the retirement benefit is to begin. Such present value shall be determined according to regulations of the Pension Benefit Guaranty Corporation.

                 (iv) For a Member who is not described in (iii) above, an amount equal to the present value of the benefit guaranteed for him under Section 4022(b)(3)(B) of ERISA, without regard to any other limitations in
                         Section 4022 of ERISA. If the Plan has not terminated, an amount equal to the present value of the benefit which would be guaranteed for such Member under
                         Section 4022(b)(3)(B) of ERISA, without regard to any other limitations in Section 4022 of ERISA, if the Plan were to terminate on the date the benefit is to begin. Such present value shall be determined according to regulations of the Pension Benefit Guaranty Corporation.

         (3) If the Plan is amended to increase the retirement benefit on the Normal Form provided by our Contributions, the amount of our Contributions used to provide that benefit may be limited. Such amount shall be limited if the Member is one of our 25 most highly paid Employees on the effective date of the amendment and the retirement benefit provided by our Contributions made before the effective date of the amendment and during the following ten years (assuming his rate of pay remains unchanged) is over $125 ($1,500 annually).

                 The provisions of (1) and (2) above shall continue to apply to the original group of Members who are highly paid Employees as if the Plan had not been amended. The amount of our Contributions which may be used for the benefit of the new group of Members who are highly paid Employees shall be limited as provided in (2) above, except that in lieu of
                 (2)(i) and (ii) the following (i) and (ii) shall be substituted:

                (i) The amount of our Contributions which would have been applied to provide benefits for the Member if the Plan had continued without change or $20,000, if greater.

                (ii) The sum of (A) the amount of our Contributions which would have been applied to provide benefits for the Member if the Plan had terminated on the day before the effective date of the amendment, and (B) the product of the number of years for which the current costs of the Plan after the effective date of the amendment are met multiplied by the lesser of (a) 20 percent of the average of his annual pay for the five latest Pay Years or (b) $10,000.

         A highly paid Member may receive a single sum distribution only if he enters into an agreement to repay to the Plan all amounts he receives in excess of the limitations of this section. The requirement of repayment shall apply if the Plan terminates, if the full current costs of the Plan are not met during a period when the limitations of this section are in effect, or benefits are paid and the Plan is less than ten years old. In order to guarantee the repayment, the Member must deposit the amount which would be repayable in a guaranteed account or with an acceptable depository property having a fair market value equal to 125 percent of the amount which would be repayable had the Plan terminated on the date of the single sum distribution. If the market value of the property held by the depository falls below 110 percent of the amount which would be repayable if the Plan were then to terminate, additional property necessary to bring the value of the property held by the depository up to 125 percent of such amount will be deposited.

(b) For Plan Year beginning on or after January 1, 1991, the limitations set forth in this (b) apply.

         In the event of Plan termination, the benefit of any active or former Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Code Section 401 (a)(4).

         For Plan Years beginning on or after January 1, 1991, benefits distributed to any of the 25 most highly compensated active and former Highly Compensated Employees are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's Accrued Benefit and the Employee's other benefits under the Plan.

         The preceding paragraph shall not apply if:

         (1) after payment of the benefit to an Employee described in the preceding paragraph, the value of plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code
                Section 412 (1)(7), or

         (2) the value of the benefits for an Employee described above is less than 1% of the value of current liabilities.

         For purposes of this (b), benefit includes loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided by insurance on the Employee's life.

         SECTION 4.06 - BENEFITS UPON REEMPLOYMENT AFTER RETIREMENT DATE.

         If a Member is reemployed by us after his Retirement Date, any monthly retirement benefit payment he is receiving shall continue unchanged.

         If the reemployed Member also becomes an Active Member, his benefits under this Plan shall not be duplicated. Any death benefit from the Accured Benefit he accrued during his lates period of membership shall be determined as provided in Section 5.01. The retirement benefit from such Accrued Benefit shall be payable according to the provisions of Article IV and Article VI.

ARTICLE V
OTHER BENEFITS

SECTION 5.01 - DEATH BENEFITS.

If the provisions of (b) and (c) below do not apply and if item V(1)(a) has not been selected, the provisions of this section apply on or after August 23, 1984. These provisions shall also apply to an Inactive Member who became inactive before August 23, 1984. If the provisions of (b) or (c) below apply or if item V(1)(a) has been selected, the provisions of this section shall apply on or after August 23, 1984, to any Member who is credited with at least one Hour of Service or one hour of paid leave on or after August 23, 1984, and to such other Members as provided in Section 6.06. If the Effective Date of our Plan occurred before January 1, 1984, the provisions of the Prior Plan as in effect on the day before the TEFRA Compliance Date shall apply before August 23, 1984. If the Effective Date occurred on or after January 1, 1984, and before August 23, 1984, the provisions of the Plan as originally adopted shall apply before August 23, 1984.

If a Member dies before his Annuity Starting Date, death benefits shall be determined under subsections (a), (b) and (c) below. The distribution of death benefits shall be subject to the distribution of benefits provisions of Article VI and the small amounts provisions of Section 9.10.

(a)     Qualified Preretirement Survivor Annuity derived from Accrued Benefit:
        A Qualified Preretirement Survivor Annuity shall be payable if the following requirements are met:

        (1) The Member is survived by a spouse to whom he was continuously married throughout the one-year period ending on the date he dies.

        (2) The Member's Vesting Percentage is greater than zero or the Member has a Required Contribution Account greater than zero.

        (3) If Item V(1)(a) is selected and the Member is an Active Member, he has not waived the Qualified Preretirement Survivor Annuity. Any waiver of the Qualified Preretirement Survivor Annuity must be made according to the qualified election provisions of
                Section 6.04.

        If the requirements above are met on the date the Member dies, a Qualified Preretirement Survivor Annuity shall be payable. The spouse may elect to start benefits on any first day of the month on or after the earliest date retirement benefits could have been paid to the Member if he had ceased to be an Employee on the date of his death and survived to retire. Benefits must start by the date the Member would have been age 70 1/2. If the spouse dies before the Qualified Preretirement Survivor Annuity starts, the only death benefit payable from his Accrued Benefit is that provided in (b) below.

        If a single-sum death benefit would otherwise be payable in (b) below, the monthly benefit payable to the spouse under the Qualified Preretirement Survivor Annuity shall not be less than the monthly benefit which is the Actuarial Equivalent of the single-sum death benefit at the date benefits start. If Item V(3) is not selected and the Member waives the Qualified Preretirement Survivor Annuity, according to the provisions of Section 6.04, by electing to have the single-sum death benefit in (b) below paid to his Beneficiary after the requirements above are met or if the spouse waives the Qualified Preretirement Survivor Annuity, according to the Section 6.04, by electing to have the single-sum death benefit in (b) below paid to himself as Beneficiary after the requirements above are met, the Qualified Preretirement Survivor Annuity shall be reduced. The amount of the reduction shall be equal to the monthly benefit which is the Actuarial Equivalent of what would have been the single-sum death benefit at the date benefits start.

(b) Single-sum death benefit: If the requirements of subsection (a) above have not been met on the date a Member dies, a single-sum death benefit equal to (1) the amount of his Required Contribution Account, if any, on the date of his death plus (2), if Item V(2) is selected, an amount equal to the Member's Transfer Value or Vested Transfer Value on the date of his death, as selected in that item, shall be payable to the Member's Beneficiary. If the requirements of subsection (a) above have been met on the date such Member dies and the Qualified Preretirement Survivor Annuity has not been waived, but the Member's spouse dies before the Qualified Preretirement Survivor Annuity starts, this single-sum death benefit, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary.

        Before a single-sum death benefit will be paid on account of the death of a Member who would have met all the requirements in (a) above if he had had a spouse to whom he had been continuously married throughout the one-year period ending on the date of his death, it must be established to the satisfaction of a plan representative that there is no spouse or that the Member had not been continuously married throughout the one-year period ending on the date of his death.

(c) Account death benefit: The Member's Account provides a death benefit in addition to the benefits described above.

        The Member's Account shall be paid in the form of a Qualified Preretirement Survivor Annuity if he has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death, unless the Member has waived the Qualified Preretirement Survivor Annuity, according to the provisions of Section 6.04, by naming somone other than his spouse as Beneficiary or the spouse has waived the Qualified Preretirement Survivor Annuity, according to the provisions of Section 6.04, by electing to have benfits paid in some other form. The spouse may elect to start receiving the death benefit on any first day of the month on or after the Member dies. Benefits must start by the date the Member would have been age 70 1/2. If the spouse dies before benefits start, the Member's Account, determined as of the date of the spouse's death, will be paid to the spouse's Beneficiary.

        The Member's Account shall be paid in a single sum to the Member's Beneficiary, if on the date of the Member's death, the Member does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity derived from the Member's Account. Before such death benefit will be paid, it must be established to the satisfaction of a plan representative that there is no such spouse.

If a Member dies on or after his Normal Retirement Date and before his Annuity Starting Date, the death benefit shall be payable in like manner as provided under the provisions of subsections (a), (b) and (c) above. However, if item V(4) is selected, and a Member dies on or after his Normal Retirement Date and before his Annuity Starting Date and such Member is not survived by a spouse to whom he was continuously married throughout the one-year period ending on the date of his death, the provisions of (a) and (b) above shall not apply. Instead, the death benefit derived from the Member's Accrued Benefit shall be the preservation of retirement option death benefit. This death benefit is the death benefit which would have been payable to the Member's Beneficiary or Contingent Annuitant if the Member's Retirement Date had occurred on the date the Member died. If the optional form of retirement benefit in effect is a single-sum payment, a single-sum payment shall be paid to the Member's Beneficiary. This single-sum payment shall be equal to the single-sum payment that would have been paid to the Member had his Retirement Date occurred on the date of his death. The optional form of distribution elected according to the provisions of Section 6.04 before the Member's death is the form in effect for determining the death benefit. For purposes of this death benefit only, an election of an optional form of distrubution shall be a qualified election even if it is not made within 90 days of the date retirement benefits would have begun, if it meets all of the other requirements for a qualified election. The automatic form of distribution for retirement benefits under Section 6.02 shall be in effect if an election has not been made or an election is revoked without a subsequent election according to the provisions of Section 6.04. Any death benefit payable shall be subject to the distribution limitations of
Section 6.03.

If, after any death benefit above is distributed in a single-sum, the sum of the Present Value of the remaining Qualified Preretirement Survivor Annuity payable under (a) above and the Account payable in the form of a Qualified Preretirement Survivor Annuity under (c) above is $3,500 or less, the spouse may receive such Present Value and Account in a single-sum payment in lieu of the Qualified Preretirement Survivor Annuity. It will be distributed only if the spouse so elects. The spouse's election shall be subject to the requirements in Section
6.04 for a qualified election of a death benefit payable in a form other than a Qualified Preretirement Survivor Annuity. Before the first Yearly Date in 1989, the Member's Account which results from deductible Voluntary Contributions shall not be taken into account in determining whether the sum of the Present Value and the Account is $3,500 or less.

Any death benefit after Annuity Starting Date will be determined by the form of retirement benefit in effect on a Member's Annuity Starting Date.

SECTION 5.02 - VESTED BENEFITS.

A Member who becomes an Inactive Member before retirement or death (and, if applicable, before the date a disability payment begins under Section 5.03) shall be entitled to one of the following vested benefits whichever is applicable. Any distribution of vested benefits shall be a retirement benefit and shall be subject to the distribution of benefits provisions of Article VI and the small amounts provisions of Section 9.10.

(a) A deferred monthly retirement benefit on the Normal Form to begin on the Member's Normal Retirement Date. The deferred retirement benefit shall be equal to the sum of (1) and (2):

        (1) The Member's Required Contribution Accrued Benefit as of the date of determination (date the Member's Required Contribution Account is paid in a single-sum, if earlier).

      (2) The product of (i) the excess of the Member's Accrued Benefit on the day before he became an Inactive Member over the amount determined under (1) above and (ii) the Member's Vesting Percentage on the date he ceases to be an Employee.

(b) A deferred monthly retirement benefit on the Normal Form to begin on the Member's Early Retirement Date. The deferred retirement benefit shall be equal to the amount under (a) above multiplied by the applicable early retirement factor in Section 4.04.

(c) A deferred monthly retirement benefit on the Normal Form to begin on the Member's Late Retirement Date. The deferred retirement benefit shall be determined as follows:

      (1) For a Member who became an Inactive Member on or before his Normal Retirement Date, an amount equal to the amount under (a) above multiplied by the applicable late retirement factor in Section 4.04.

      (2) For a Member who became an Inactive Member after his Normal Retirement Date, an amount equal to the greater of (i) or (ii) below:

            (i) The Member's Accrued Benefit on the day before the date he became an Inactive Member.

            (ii) His Accrued Benefit on his Normal Retirement Date multiplied by the applicable late retirement factor in Section 4.04.

The deferred retirement benefit for the Member on his Retirement Date shall not be less than the monthly benefit which is the Actuarial Equivalent of the sum of his Required Contribution Account and his Vested Transfer Value. If any, on such date.

The amount of payment under any form (other than the Normal Form) shall be determined as provided under Section 6.03. After the Member ceases to be an Employee, the deferred retirement benefit shall not decrease because of any post-separation social security benefit increase. If he again becomes an Active Member, such a decrease shall also not apply to any deferred retirement benefit to which he was entitled before his Reentry Date.

If Item X(4) is selected, the Member may receive his Required Contribution Account and his Vested Transfer Value, if any, in a single-sum payment at any time after he ceases to be an Employee and before his Retirement Date, provided he has not again become an Employee. If such amount is not payable under the provisions of Section 9.10, it will be distributed only if the Member so elects. The Member's election shall be subject to the requirements in Section
6.04 for a qualified election of a retirement benefit payable in a form other than a Qualified Joint and Survivor Form. Such payment shall result in all or a portion of his Accrued Benefit being disregarded. See Section 4.02.

The Member's Account provides a vested benefit in addition to those described above. A Member may receive a distribution of his Account after he ceases to be an Employee, provided he has not again become an Employee. If such amount is not payable under the provisions of Section 9.10, it will be distributed only if the Member so elects. The Member's election shall be subject to the requirements in Section 6.04 for a qualified election of a retirement benefit. If the Member does not receive an earlier distribution under the provisions of this paragraph or the provisions of Section 9.10, upon his Retirement Date or death, his Account shall be distributed according to the provisions of Section
4.04 or Section 5.01.

If, after any single-sum distribution above which occurs before a Member's Retirement Date, the sum of the Present Value of the Member's remaining vested Accrued Benefit and his Account is $3,500 or less, the Member may receive such Present Value and Account in a single-sum payment, provided he has not again become an Employee. Such amount shall be distributed only if the Member so elects. The Member's election shall be subject to the requirements in Section
6.04 for a qualified election of a retirement benefit payable in a form other than a Qualified Joint and Survivor Form. Such payment shall result in all of the Member's Accrued Benefit being disregarded and shall be in full settlement of all benefits otherwise payable. See Section 4.02. Before the first Yearly Date in 1989, the Member's Account which results from deductible Voluntary Contributions shall not be taken into account in determining whether the sum of the Present Value and the Account is $3,500 or less.

If the Member dies before his Retirement Date, death benefits shall be distributed according to the provisions of Section 5.01.

SECTION 5.03 - DISABILITY BENEFITS.

If Item W(3) is selected, a disability benefit shall be payable to a Member who meets the requirements set out in that item. The amount of the disability benefit is specified in Item W. The disability benefit is an immediate monthly benefit which shall begin on the earliest first day of the month on or after the date the Member meets the requirements in Item W(3). Payments shall continue through the first day of the month before the earliest of his Retirement Date (Normal Retirement Date if earlier), the date he dies or the day following the date he is no longer Totally Disabled. If payments continue through the first day of the month before the Member's Retirement Date (Normal Retirement Date, if earlier), retirement benefits shall be provided for him on his Retirement Date according to the provisions of Section 4.04 as if he were an Active Member. His Accrued Benefit shall be equal to his Accrued Benefit as of the day before the disability benefit began. However, such Accrued Benefit shall not be less than the amount of monthly disability payment paid to him under this paragraph. If, before the Member's Retirement Date (Normal Retirement Date, if earlier), he recovers and returns to active work for us within one month of his recovery, the payments shall stop and he shall again become an Active Member according to the provisions of Section 2.01. If, before the Member's Retirement Date (Normal Retirement Date, if earlier), he recovers and does not return to active work for us within one month of his recovery, the payments shall stop and his benefits shall be redetermined according to the provisions of Section 5.02 as of the date he ceased to be an Employee. The Member's Transfer Value and Vested Transfer Value shall be reduced by any disability payments he receives according to the provisions of this paragraph.

ARTICLE VI
WHEN BENEFITS START AND
DISTRIBUTION OF BENEFITS

If neither Item V(1)(a) nor Item V(2) is selected, the provisions of Sections 6.02, 6.03, 6.04, and 6.05 shall apply on or after August 23, 1984. These provisions shall apply to an Inactive Member who became inactive before such date. If either Item V(1)(a) or Item V(2) is selected, the provisions of Sections 6.02, 6.03, 6.04, and 6.05 shall apply on or after August 23, 1984, to any Member who is credited with at least one Hour of Service or one hour of paid leave on or after August 23, 1984, and to such other Members as provided in Section 6.06. If the Effective Date of our Plan occurred before January 1, 1984, the provisions of the Prior Plan as in effect on the day before the TEFRA Compliance Date shall apply before August 23, 1984. If the Effective
Date occurred on or after January 1, 1984, and before August 23, 1984, the provisions of the Plan as originally adopted shall apply before August 23, 1984.

SECTION 6.01 - WHEN BENEFITS START.

Benefits under the Plan begin when a Member retires, dies, ceases to be an Employee or becomes Totally Disabled, whichever applies, as provided in
Article IV and Article V. Benefits may begin on an earlier date to the extent necessary to avoid a violation of Code Section 415 or 411(b). The start of benefits is subject to the qualified election procedures of Section 6.04.

Unless otherwise elected, benefits shall begin before the sixtieth day following the close of the Plan Year in which the latest date below occurs:

         (a)   The date the Member attains the earlier of (i) age 65 or
               (ii) the later of his Normal Retirement Age or age 62.

         (b)   The tenth anniversary of the Member's Entry Date.

         (c)   The date the Member ceases to be an Employee.

Notwithstanding the foregoing, the failure of a Member and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.03, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

The Member may elect to have his benefits begin after the latest date described above, subject to the provisions of this section. The Member shall make his election in writing and deliver the signed statement of election to the Plan Administrator before the latest of Normal Retirement Date, attainment of age 62, or the date he ceases to be an Employee. The statement of election must describe the form of distribution and the date the retirement benefits will begin. The Member shall not elect a date for beginning retirement benefits or a form of distribution that would result in a death benefit payable upon his death that would be more than incidental within the meaning of governmental regulations.

Benefits shall begin by the Member's Required Beginning Date, as defined in
Section 6.03. Distribution of any Accrued Benefit earned (the Account resulting from Contributions made) after the Member's Required Beginning Date shall begin by the April 1 following the calendar year in which such Accrued Benefit was earned (such Contributions were made).

If a Member receives a taxable distribution attributable to his Accrued Benefit or a taxable distribution (including a withdrawal) of his Account the Member may be subject to a federal tax penalty. The tax penalty does not apply if the distribution is:

(a)   made on or after age 59 1/2;

(b)   made on account of the Member's death to his Beneficiary or estate;

(c)   made on account of being disabled;

(d) part of a series of periodic payment after separation from service that are substantially equal, at least annual, and based on the life expectancy of the Member or the Member and his Beneficiary; or

(e)   made after separation from service after the attainment of age 55.

In addition, no tax is imposed on amount received and paid during the taxable year for medical expenses in an amount not to exceed that deductible under Code Section 213. Disabled means that a Member is disabled to the extent he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Proof of the existence of the disability will be in such form and manner as the Secretary of the Treasury may require.

SECTION 6.02 - AUTOMATIC FORMS OF DISTRIBUTION.

The automatic form of retirement benefit for a Member who does not die before his Annuity Starting Date shall be the Qualified Joint and Survivor Form. The amount of payment under the Qualified Joint and Survivor Form shall be determined as provided in Section 6.03.

The automatic form of death benefit for a Member who dies before his Annuity Starting Date is determined according to the provisions of Section 5.01.

The automatic form of benefit shall not be payable if a qualified election of an optional form is in effect. See Section 6.04.

SECTION 6.03 - OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS.

(a)   For purposes of this section, the following terms are defined:

      DESIGNATED BENEFICIARY means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the proposed regulations thereunder.

      DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (h) below.

JOINT AND LAST SURVIVOR EXPECTANCY means the joint and last survivor expectancy calculated using the attained age of the Member (or Designated Beneficiary) as of the Member's (or Designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the Distribution Calendar Year. If annuity payments commence before the Required Beginning Date, the applicable calendar year is the year such payments commence. Joint and Last Survivor Expectancy is computed by use of the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.

LIFE EXPECTANCY means life expectancy calculated using the attained age of the Member (or Designated Beneficiary) as of the Member's (or Designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the Distribution Calendar Year. If annuity payments commence before the Required Beginning Date, the applicable calendar year is the year such payments commence. Life Expectancy is computed by use of the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

REQUIRED BEGINNING DATE means, for a Member, the first day of April of the calendar year following the calendar year in which the Member attains age 70 1/2, unless otherwise provided in (1), (2) or (3) below:

(1) The Required Beginning Date for a Member who attains age 70 1/2 before January 1, 1988, and who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

(2) The Required Beginning Date for a Member who attains age 70 1/2 before January 1, 1988, and who is a 5-percent owner is the first day of April of the calendar year following the later of

      (i)   the calendar year in which the Member attains age 70 1/2, or

      (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5-percent owner, or the calendar year in which the Member retires.

(3) The Required Beginning Date of a Member who is not a 5-percent owner and who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

A Member is treated as a 5-percent owner for purposes of this section if such Member is a 5-percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Member ceases to be a 5-percent owner in a subsequent year.

(b) The optional forms of retirement benefit for the benefit derived from the Member's Accrued Benefit shall be the following: a straight life annuity; single life annuities with certain periods of five, ten, or fifteen years; a single life annuity with modified cash refund of the Member's Required Contribution Account, if any, and, if Item V(2) if selected, refund of the Member's Transfer Value or Vested Transfer Value, whichever is selected in Item V(2); and survivorship life annuities with survivorship percentages of 50, 66 2/3, or 100. The benefit payable on any optional annuity form available above (other than the Normal Form) shall be the Actuarial Equivalent of the benefit that would otherwise be payable on the Normal Form.

      If Item X(3) is selected, the Member may also elect to receive a single-sum payment in lieu of all other benefits under this Plan from his Accrued Benefit. This single-sum payment shall be equal to the Present Value of the retirement benefit which would have been payable to such Participant on his Retirement Date on the Normal Form of distribution. The single-sum payment shall not be less than the sum of his Required Contribution Account and his Transfer Value determined on his Retirement Date. The Member may also elect to have this amount segregated from the other Plan funds and the segregated amount paid to him in a series of installments chosen by the Member. The segregated amount will remain a part of the Plan, but (subject to Section 4.03) it alone shall share in any income earned and it alone shall bear any expense or loss it incurs. A minimum payment will be made each year beginning with the year the Member turns age 70 1/2. The payment for the first year in which a minimum payment is required will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December 31 of that year. The minimum payment will be based on a period equal to the Joint and Last Survivor Expectancy of the Member and the Member's spouse, if any, as provided in (f) below where the Joint and Last Survivor Expectancy is recalculated. The balance of the segregated amount, if any, will be payable on the Member's death to his Beneficiary in a single sum. Any single-sum payment shall be subject to the provisions of Section 4.05.

      The optional forms of retirement benefit for a Member's Account shall be the following: a straight life annuity; single life annuities with certain periods of five, ten or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivorship percentages of 50, 66 2/3 or 100; fixed period annuities for any period of whole months which is not less than sixty and does not exceed the Life Expectancy of the Member and the named Beneficiary as provided in (f) below where Life Expectancy is not recalculated; and a series of installments chosen by the Member with a minimum payment each year beginning with the year the Member turns age 70 1/2. The payment for the first year in which a minimum payment is required will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December 31 of that year. The minimum payment will be based on a period equal to the Joint and Last Survivor Expectancy of the Member and the Member's spouse, if any, as provided in (f) below where the Joint and

         Last Survivor Expectancy is recalculated. The balance of the Member's Account, if any, will be payable on the Member's death to his Beneficiary in a single sum.

         The Member may also elect to receive a single-sum payment in lieu of all other benefits from his Account. This single-sum payment shall be equal to the Member's Account.

         Election of an optional form is subject to the qualified election provisions of Article VI.

         Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Member or spouse shall comply with the requirements of this Plan.

(c) The optional forms of death benefit are any annuity that is an optional form of retirement benefit and, if Item X(3) is selected, a single-sum payment. The optional forms of death benefit from the Member's Account shall include a single-sum payment regardless of whether or not Item X(3) is selected. However, a series of installments shall not be available if the Beneficiary is not the spouse of the deceased Member.

(d) Subject to Section 6.02, joint and survivor annuity requirements, the requirements of this section shall apply to any distribution of a Member's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this section apply to calendar years beginning after December 31, 1984.

         All distributions required under this section shall be determined and made in accordance with the proposed regulations under Code Section 401 (a)(9), including the minimum distribution incidental benefit requirement of section 1.401 (a)(9)-2 of the proposed regulations.

(e) Required Beginning Date. The entire interest of a Member must be distributed or begin to be distributed no later than the Member's Required Beginning Date.

(f) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

                 (1)      the life of the Member,

                 (2)      the life of the Member and a Designated Beneficiary,

                 (3) a period certain not extending beyond the Life Expectancy of the Member, or

                 (4) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Member and a Designated Beneficiary.

(g)     Determination of amount to be distributed each year.

                 (1) If the Member's interest is to be paid in the form of annuity distributions under the Plan, payment under the annuity shall satisfy the following requirements:

                 (i) the annuity distributions must be paid in periodic payments made at intervals not longer than one year;

                 (ii) the distribution period must be over a life (or lives) or over a period certain not longer than a Life Expectancy or Joint and Last Survivor Expectancy) described in Code Section 401(a)(9)(A)(ii) or Code
                          Section 401(a)(9)(B)(iii), whichever is applicable;

                 (iii) the Life Expectancy (or Joint and Last Survivor Expectancy) for purposes of determining the period certain shall be determined without recalculation of Life Expectancy;

                 (iv) once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

                 (v) payments must either be nonincreasing or increase only as follows:

                          (a) with any percentage increase in a specified and generally recognized cost-of-living index;

                          (b) to the extent of the reduction to the amount of the Member's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in (f) above dies and the payments continue otherwise in accordance with (f) above over the life of the Member;

                          (c)      to provide cash refunds of employee
                                   contributions upon the Member's death; or

                          (d) because of an increase in benefits under the Plan.

                 (vi) If the annuity is a life annuity (or a life annuity with a period certain not exceeding 20 years), the amount which must be distributed on or before the Member's Required Beginning Date (or, in the case of distributions after the death of the Member, the date distributions are required to begin pursuant to (h) below) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the period for which payments are received, e.g., bimonthly, monthly, semi-annually, or annually.

                          If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding 20 years) periodic payments for each Distribution Calendar Year shall be combined and treated as an annual amount. The amount which must be distributed by the Member's Required
                          Beginning Date (or, in the case of distributions after the death of the Member, the date distributions are required to begin pursuant to (h) below) is the annual amount for the first Distribution

         Calendar Year. The annual amount for other Distribution Calendar Years, including the annual amount for the calendar year in which the Member's Required Beginning Date (or the date distributions are required to begin pursuant to (h) below) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

(2) Annuities purchased after December 31, 1988, are subject to the following additional conditions:

        (i) Unless the Member's spouse is the Designated Beneficiary, if the Member's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first Distribution Calendar Year may not exceed the applicable period determined using the table set forth in Q&A A-5 of section 1.401(a)(9)-2 of the proposed regulations.

        (ii) If the Member's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary, annuity payments to be made on or after the Member's Required Beginning Date to the Designated Beneficiary after the Member's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in O&A A-6 of section 1.401(a)(9)-2 of the proposed regulations.

        (iii) Transitional rule. If payment under an annuity which complies with (1) above begins prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987, shall apply to distributions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the employee prior to January 1, 1989, unless additional contributions are made under the Plan by us with respect to such contract.

        (iv) If the form of distribution is an annuity made in accordance with this (g), any additional benefits accruing to the Member after his Required Beginning Date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year in which such amount accrues.

        (v) Any part of the Member's interest which is in the form of an individual account shall be distributed in a manner satisfying the requirements of Code Section 401 (a)(9) and the proposed regulations thereunder.

(h)     Death Distribution Provisions.

(1) Distribution beginning before death. If the Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

(2) Distribution beginning after death. If the Member dies before distribution of his interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

        (i) if any portion of the Member's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

        (ii) if the Designated Beneficiary is the Member's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (a) December 31 of the calendar year immediately following the calendar year in which the Member died and (b) December 31 of the calendar year in which the Member would have attained age 70 1/2.

        If the Member has not made an election pursuant to this (2) by the time of his death, the Member's Designated Beneficiary must elect the method of distribution no later than the earlier of (a) December 31 of the calendar year in which distributions would be required to begin under this (h), or (b) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(3) For purposes of (2) above, if the surviving spouse dies after the Member, but before payments to such spouse begin, the provisions of (2) above, with the exception of (ii) therein, shall be applied as if the surviving spouse were the Member.

(4) For purposes of this (h), any amount paid to a child of the Member will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(5) For the purposes of this (h), distribution of a Member's interest is considered to begin on the Member's Required Beginning Date (or, if (3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (2) above). If distribution in the form of an annuity described in (g) above irrevocably commences to the Member before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

SECTION 6.04 - ELECTION PROCEDURES.

The Member, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

(a) Retirement Benefits. A Member may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit described in Section 6.03.

(b) Death Benefits. A Member may elect his Beneficiary for any single sum or Account death benefits and may elect to have such death benefits distributed under any of the optional forms of death benefit described in Section 6.03.

         If Item V(1)(a) is selected, an Active Member may waive the Qualified Preretirement Survivor Annuity derived from his Accrued Benefit described in Section 5.01.

         Unless Item V(3) is selected, the Member may waive the Qualified Preretirement Survivor Annuity derived from his Accrued Benefit by electing not to have the single-sum death benefit used to provide a minimum Qualified Preretirement Survivor Annuity described in Section
         5.01. If the Member makes this election, the single-sum death benefit shall be paid as if the requirements of subsection (a) of Section 5.01 had not been met. If Item V(3) is selected, the Member may not make such an election.

         The Member may waive the Qualified Preretirement Survivor Annuity derived from his Account by naming someone other than his spouse as Beneficiary.

         If the Member has not elected an optional form of distribution for the death benefit, payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Member.

         The spouse may waive the Qualified Preretirement Survivor Annuity derived from the Member's Accrued Benefit by electing not to have the single-sum death benefit, if any, used to provide a minimum Qualified Preretirement Survivor Annuity as described in Section 5.01. If the spouse makes this election, the single-sum death benefit shall be paid as if the requirements of subsection (a) of Section 5.01 had not been met and the Member had named his spouse as Beneficiary.

         In lieu of the Qualified Preretirement Survivor Annuity described in
         Section 5.01, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit described in Section 6.03.

(c) Qualified Election. The Member, Beneficiary or spouse may make an election at any time during the election period. The Member, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

         The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Form may not be made by the Member before the date he is provided with the notice of the ability to waive the Qualified Joint and Survivor Form. If a Member elects a series of installments for the benefit derived from his Account, he may elect on any later date to have the balance of his Account paid under any of the optional forms of retirement benefit for his Account available under the Plan. His election period for this election is the 90-day period ending on the Annuity Starting Date for the optional form of retirement benefit elected.

         A Member may make an election as to death benefits at any time before he dies. The spouse's election period begins on the date the Member dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Member dies and ends on the date benefits begin. An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Member before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Member's election to waive the Oualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Member after he ceases to be an Employee will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Accrued Benefit earned or Account resulting from Contributions made before he ceased to be an Employee.

         If the Present Value of the Member's vested Accrued Benefit and his Account has at any time exceeded $3,500, any benefit which is (1) immediately distributable or (2) payable in a form other than a Qualified Joint and Survivor Form or a Qualified Preretirement Survivor Annuity requires the consent of the Member and the Member's spouse (or where either the Member or the spouse had died, the survivor). A benefit may be immediately distributable in a Qualified Joint and Survivor Form without the consent of the Member and spouse to the extent necessary to avoid a violation of Code Section 401(a)(9), 415 or 411(b). The consent of the Member or spouse to a benefit which is immediately distributable must not be made before the date the Member or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Form. Neither the consent of the Member nor the Member's spouse shall be required to the extent that a distribution is required to satisfy Code
         Section 401 (a)(9) or Code Section 415. A benefit is immediately distributable if any part of the benefit could be distributed to the Member (or surviving spouse) before the Member attains (or would have attained if not deceased) the older of Normal Retirement Age or age
         62. If the Qualified Joint and Survivor Form is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting

         Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be made in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election. including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Member without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.
         Spousal consent is not required, however, if the Member establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Member without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Member without further consent by the spouse. A spouse's consent may be revoked at any time within the Member's election period. A revocation of a prior waiver may be made by a Member without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Member has received notice as provided in Section
         6.05 below.

         Before the first Yearly Date in 1989, the Member's Account which results from deductible Voluntary Contributions shall not be taken into account in determining whether the Present Value of his vested Accrued Benefit and the Member's Account has exceeded $3,500 and an election as to the distribution of a Member's Account which results from deductible Voluntary Contributions is not subject to the consent requirements above and may be made any time before such distribution is to begin.

SECTION 6.05 - NOTICE REQUIREMENTS.

(a) Optional forms of retirement benefit. The Plan Administrator shall furnish to the Member and the Member's spouse a written explanation of the optional forms of retirement benefit in Section 6.03, including material features and relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and the right of the Member and the Member's spouse to defer distribution until the benefit is no longer immediately distributable. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Member and the Member's spouse no less than 30 days and no more than 90 days before the Annuity Starting Date.

(b) Qualified Joint and Survivor Form. The Plan Administrator shall furnish to the Member a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Form; the Member's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Form; the rights of the Member's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Member no less than 30 days and no more than 90 days before the Annuity Starting Date.

         After the written explanation is given, a Member or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Member or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Member or spouse.

         The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Form and the financial effect upon the Member's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Form.

(c) Qualified Preretirement Survivor Annuity. If the Member may waive the Qualified Preretirement Survivor Annuity, the Plan Administrator shall furnish to the Member a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Member's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Member's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Member within the applicable period. The applicable period for a Member is whichever of the following periods ends last:

         (1) the period beginning one year before the date the individual becomes a Member and ending one year after such date; or

         (2) the period beginning one year before the date the Member's spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

         If such notice is given before the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35, an additional notice shall be given within such period. If a Member ceases to be an Employee before attaining age 35, an additional notice shall be given within the period beginning one year before the date he ceases to be an Employee and ending one year after such date. In any event, the Plan Administrator shall not be required to furnish the notice before the period beginning one year before the date the Member may first waive the Qualified Preretirement Survivor Annuity, and ending one year after such date.

         After the written explanation is given, a Member or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Member or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Member or spouse.

         The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.

SECTION 6.06 - TRANSITIONAL RULES.

In modification of the preceding provisions of this Plan, distributions (including distributions to a five-percent owner) may be made in a form which would not have caused this Plan to be disqualified under Code Section 401
(a)(9) as in effect before the TEFRA Compliance Date. The form must be elected by the Member or, if the Member has died, by the Beneficiary. The election must be made in writing and signed before January 1, 1984. The election will only be applicable if the Member has an Accrued Benefit as of December 31, 1983.
The Member's or Beneficiary's election must specify when the distribution is to begin, the form of distribution and the Contingent Annuitant and/or Beneficiaries listed in the order of priority, if applicable. A distribution upon death will not be covered by this transitional rule unless the election contains the required information described above with respect to the distributions to be made when the Member dies. Distributions in the process of payment on January 1, 1984, are deemed to meet the above requirements if the form of distribution was elected in writing and the form met the requirements of Code Section 401 (a)(9) as in effect before the TEFRA Compliance Date. If the election under this paragraph is revoked any subsequent distribution must meet the requirements of Code Section 401 (a)(9) and the proposed regulations thereunder. If an election is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the proposed regulations thereunder, but for the Code Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distribution must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the election will be considered a revocation of the election. However, the mere substitution or addition of another
Beneficiary (one not named in the election) under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of section 1.401(a)(9)-1 of the proposed regulations shall apply. A Member's election of an Optional form of retirement benefit shall be subject to his spouse's consent as provided in Section 6.04.

If the Effective Date occurred before August 23, 1984, and if Item Q(2)(a) or
Item V(2) is selected. the following provisions shall apply: A Member who would not otherwise receive the benefits prescribed by the previous sections of this article, will be entitled to the following benefits:

(a) If he is living and not receiving benefits on August 23, 1984, he will be given the opportunity to elect to have Sections 5.01, 6.02, 6.03, 6.04, and 6.05 apply, if he is credited with at least one Hour of Service under this Plan or a predecessor plan in a plan year beginning on or after January 1, 1976, and he had at least ten Years of Service when he separated from service.

(b) If he is living and not receiving benefits on August 23,1984, he will be given the opportunity to elect to have his benefits paid according to the following provisions of this plan or a section, if he is credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and he is not credited with any service in a plan year beginning on or after January 1, 1976.

The respective opportunities to elect (as described in (a) and (b) above) must be afforded to the appropriate Members during the period beginning on August 23, 1984, and ending on the date benefits would otherwise begin to such Member.

Any Member who has elected according to (b) above and any Member who qualifies but does not elect under (a) above or who meets the requirements of (a) above except that such Member does not have at least ten Years of Service when he separated from service, shall have his benefits distributed in accordance with the following if benefits would have been payable in the form of a life annuity:

(c) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Member who:

        (1) begins to receive payments under the Plan on or after Normal Retirement Age; or

        (2) dies on or after Normal Retirement Age while still working for the Employer; or

        (3) begins to receive payments on or after the qualified early retirement age; or

        (4) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                 then such benefits will be paid under the Qualified Joint and Survivor Form, unless the Member has elected otherwise during the election period. The election period must begin at least six months before the Member attains qualified early retirement age and end not more than 90 days before benefits begin. Any election hereunder will be in writing and may be changed by the Member at any time.

(d) Election of early survivor annuity. A Member who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a Qualified Preretirement Survivor Annuity payable on death. Any election under this provision will be in writing and may be changed by the Member at any time. The election period begins on the later of (1) the 90th day before the Member attains the qualified early retirement age, or (2) the Member's Entry Date, and ends on the date the Member terminates employment.

(e) For purposes of this paragraph, qualified early retirement age is the latest of:

        (1) the earliest date, under the Plan, on which the Member may elect to receive retirement benefits,

        (2) the first day of the 120th month beginning before the Member reaches Normal Retirement Age, or

        (3)     the Member's Entry Date.


ARTICLE VII
TERMINATION OF PLAN

We expect to continue the Plan indefinitely but reserve the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. The Pension Benefit Guaranty Corporation may also terminate the Plan according to the procedures under Section 4042 of ERISA.

An Employee who is included in the group of Employees deemed to be affected by complete or partial termination of the Plan shall be fully (100%) vested in his Accrued Benefit as of the date of such complete or partial termination. Upon complete termination of the Plan, no further Employees shall become Members, and no further Contributions shall be made except as required by any governmental agency to which the Plan's termination is subject.

A Member's recourse towards satisfaction of his right to his nonforfeitable Accrued Benefit shall be limited to the Plan assets and the Pension Benefit Guaranty Corporation.

The assets of the Plan that are available to provide benefits, other than the Accounts of Members, shall be allocated and applied as of the effective date of termination of the Plan according to the classifications and order of precedence provided under Title IV of ERISA and under any rules, regulations, interpretations or opinions implementing said Title IV. A Member's Account shall be held for him under the Plan and may be distributed at any time after the termination of the Plan.

If we are a professional service employer and if not more than 25 Employees have been Active Members at any one time since the Plan became subject to ERISA, benefits are not insured by the Pension Benefit Guaranty Corporation. A Member's recourse toward the satisfaction of his right to his nonforfeitable Accrued Benefit shall be limited to the Plan assets, which shall be allocated and applied as described in the preceding paragraph.


No part of the Plan assets shall be paid to us at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining shall be paid to us. The payment shall not be made if it would contravene any provision of law.

ARTICLE VIII
ADMINISTRATION OF PLAN

SECTION 8.01 - ADMINISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has the power to construe the Plan and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Member, Beneficiary, spouse or Contingent Annuitant may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority are final.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary to assist it with the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Members, former Members, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 8.02 - RECORDS.

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording or other forms of data compilation shall be acceptable means of keeping records.

SECTION 8.03 - INFORMATION AVAILABLE.

Any Member in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Member or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 8.04 - CLAIM AND APPEAL PROCEDURES.

A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to any Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator's decision is expected to be tendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

The Plan Administrator's notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be made in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits and that failure to make the written appeal within such 60-day period renders the Plan Administrator's determination of such denial final, binding and conclusive.

If the Claimant appeals to the Plan Administrator, the Claimant, or his authorized representative, may submit in writing whatever issues and comments the Claimant, or the representative, feels are pertinent. The Claimant, or the authorized representative, may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant shall be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 8.05 - DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.


ARTICLE VIIIA
TRUST PROVISIONS

SECTION 8A.01 - THE TRUST AND TRUST FUND.

If Item R(1) is selected, we have established this Trust by executing the attached Adoption Agreement. The Trust is established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust is construed, regulated and administered under the law of the state in which we have our principal office.

The Trust Fund consists of the total assets held under the Trust for the purpose of providing benefits for Members. These assets result from Contributions made under the Plan, which are forwarded to the Trustee to be deposited in the Trust Fund as provided in Article III.

SECTION 8A.02 - THE TRUSTEE.

We have appointed the Trustee named in Item R. We have the power to appoint an additional or successor Trustee or remove a Trustee at any time by amending the Adoption Agreement.

The Trustee accepts this appointment by executing the Adoption Agreement or an amendment to it. A Trustee may resign at any time upon thirty days written notice to us. If a Trustee is removed, resigns or dies, the successor Trustee whom we appoint has the same powers and duties as the Trustee replaced.
Pending the appointment of and acceptance of the successor Trustee, a remaining Trustee has full power to act. When appointment has been accepted by a successor Trustee, the removed or resigning Trustee must assign, transfer, pay over and deliver to the successor Trustee all of the assets which then constitute the Trust Fund.

If there are two or more persons appointed as Trustees, the Trustees may, in writing, name one of their number to act in the execution of all documents relating to the Plan and Trust. When more than two persons have been appointed as Trustee, all acts and decisions shall be made by majority vote.

SECTION 8A.03 - DUTIES OF TRUSTEE.

It is the duty of the Trustee to accept and hold the Trust Fund and administer it according to the provisions of the Trust. The Trustee has no duty to demand or require that Contributions be made to the Trust, nor shall a Trustee be liable to determine the amount of any Contributions to the Trust.

The Plan is administered by the Plan Administrator. The Trustee is not responsible for any aspect of its administration. The Trustee is not required to look into any action taken by the Named Fiduciary, Plan Administrator or us and will be fully protected in taking, permitting or omitting any action on the basis of our actions. Any action by the Named Fiduciary, Plan Administrator or us according to the Plan provisions shall be evidenced in writing. We will indemnify the Trustee by satisfying any liabilities the Trustee may incur in acting in accordance with the Trust provisions upon written instruction from the Named Fiduciary, Plan Administrator, or us.

SECTION 8A.04 - POWERS OF TRUSTEE.

Except where the Plan expressly provides that the Trustee is subject to the direction of the Named Fiduciary, Plan Administrator or us, the Trustee is authorized and empowered

(a) to apply for and invest all or any part of the assets of the Trust Fund in the Annuity Contract issued by the Insurer and to hold the Annuity Contract as owner;

(b) to invest and reinvest all or any part of the assets of the Trust Fund in any bonds, debentures, notes, mortgages or mortgage participations, preferred stocks, common stocks or other securities, or other real or personal properties;

(c) to sell, exchange, convey, transfer or otherwise dispose of any property held by it, by private contract or at public auction;

(d) to exercise the voting rights of any stocks, bonds or other securities and to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Trust Fund;

(e) to retain in cash an amount which the Trustee considers advisable, and to deposit cash in any depository selected by it, without liability for interest;

(f) to make, execute, acknowledge and deliver any instruments necessary to carry out the powers granted it;

(g) to employ such agents, actuaries, clerical help, custodians and others as are needed to carry out the Trustee's duties;

(h) to consult with legal counsel, including our counsel, with respect to the meaning or construction of, or the Trustee's obligations or duties under, the Plan and Trust, or with respect to any action or proceeding or any question of law. The Trustee shall be fully protected with respect to any action it takes in good faith pursuant to the advice of such counsel.

(i) to enforce any right, obligation or claim and, in its absolute discretion, to protect in any way the interest of the Trust Fund and if the Trustee considers such an action to be in the best interest of the Trust Fund, to abstain from the enforcement of any right, obligation or claim and to abandon any property it has held.

SECTION 8A.05 - EXPENSES.

We pay the expenses incurred by the Trustee in the performance of its duties, any fees for legal services rendered to the Trustee, and compensation to the Trustee which we have mutually agreed upon in writing. The Trustee may charge against the Trust Fund taxes imposed with respect to the Trust Fund or its income.

SECTION 8A.06 - ACCOUNTING.

The Trustee shall maintain accurate and detailed records on all receipts, investments, disbursements and other transactions performed in its capacity as Trustee. These records must be open to inspection and audit by the Plan Administrator. Named Fiduciary and us at all reasonable times.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording or other forms of data compilation shall be acceptable means of keeping records.

The Trustee shall file all reports, returns and information required under the Code and regulations and rulings issued under the Code.

The Trustee shall file with us an accounting of its transactions as soon as practical after each Yearly Date or any other date we may specify. Any report or accounting which the Trustee files with us is open to inspection by a Member for a period of sixty days following the date it is filed. At the end of the sixty-day period, the Trustee is released and discharged as to any matters set forth in the report or account, except with respect to any act or omission as to which a Member, the Plan Administrator, the Named Fiduciary or we have filed a written objection within the sixty-day period.

ARTICLE IX
GENERAL PROVISIONS

SECTION 9.01 - AMENDMENTS.

We may amend a selection or specification in the Adoption Agreement at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulation) to comply with any law or regulation issued by any governmental agency to which the Plan is subject. An amendment (including a change in the actuarial basis for determining optional or early retirement benefits) may not diminish or adversely affect any accrued interest or benefit of Members or their Beneficiaries nor allow reversion or diversion of Plan assets to us at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject. However, a Member's Accrued Benefit may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shut down benefit (that does not continue after retirement age). Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's employer-derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment. We may amend the Plan to change the choice of options in the Adoption Agreement. We may amend the Plan by adding overriding plan language to the Adoption Agreement in order to satisfy Code Section 415 and 416 because of the required aggregation of multiple plans under those sections. We may amend the Plan by adding certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An amendment to this Plan will be forwarded to Principal Mutual Life Insurance Company, the prototype Plan sponsor.

If we amend the Plan for any reason other than those set out above or if the Plan loses its qualified status, the Plan shall not be a prototype plan within the meaning of governmental regulations. In that event, Principal Mutual Life Insurance Company will not be the prototype plan sponsor and the Plan will not be a prototype plan. As the Employer, we reserve the right to continue our retirement program under a document separate and distinct from this Plan. In such event, all rights and obligations of any Member, Beneficiary, or of ours under this document shall cease. Assets held in support of this Plan will be transferred to the designated funding medium under the new or restated plan and, if applicable, trust, in the manner permitted under, and subject to the provisions of, the Annuity Contract.

We delegate authority to amend this Plan to Principal Mutual Life Insurance Company as sponsor. We hereby consent to any such amendment. However, no such amendment shall increase the duties of the Named Fiduciary without his consent. Such an amendment shall not deprive any Member or Beneficiary of any accrued benefit except to the extent necessary to comply with any law or regulation issued by any governmental agency to which this Plan is subject. Such an amendment shall not provide that the Investment Fund be used for any purpose other than the exclusive benefit of Members or their Beneficiaries or that the Investment Fund ever revert to or be used by us.

Any amendment to this Plan by Principal Mutual Life Insurance Company, as sponsor, shall be deemed to be an amendment to this Plan by us. The effective date of any amendment shall be specified in the written instrument of amendment.

An amendment shall not decrease a Member's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in Section 10.03, changes the computation of Vesting Percentage (whether directly or indirectly), each Member or former Member

(a) who has completed at least three Years of Service with us on the date the election period described below ends (five Years of Service if the Member does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988) and

(b) whose Vesting Percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Accrued Benefit which results from our Contributions determined without regard to the amendment. This election may not be revoked. An election does not need to be provided for any Member or former Member whose Vesting Percentage, determined according to the Plan provisions as changed, cannot at any time be less than the percentage determined without regard to such change. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the sixtieth day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Member is issued written notice of the amendment (deemed amendment) by us or the Plan Administrator.

SECTION 9.02 - MERGERS AND DIRECT TRANSFERS.

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Member in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). We may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code
Section 401 (a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to such agreement.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Member when the transfer is made, the Eligible Employee shall be deemed to be an Active Member only for the purpose of investment and distribution of the transferred assets. He may not make Member Contributions or accrue benefits until the time he meets all of the requirements to become an Active Member. If he terminates employment prior to becoming an Active Member, his transferred assets may be distributed to him as if they were employer-derived accrued benefits.

Unless a transfer of assets to the Plan is an elective transfer, the Plan shall apply the optional forms of benefit protections described in Section 9.01 to all transferred assets. A transfer is elective if: (1) the transfer is voluntary, under a fully informed election by the Member; (2) the Member has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (3) if the transferor plan is subject to Code Sections 401
(a)(11) and 417, the transfer satisfies the applicable spousal consent requirements of the Code; (4) the notice requirements under Code Section 417, requiring a written explanation with respect to an election not to receive benefits in the form of a qualified joint and survivor annuity, are met with respect to the Member and spousal transfer election; (5) the Member has a right to immediate distribution from the transferor plan under provisions in the plan not inconsistent with Code Section 401 (a); (6) the transferred benefit is equal to the Member's entire nonforteitable accrued benefit under the transferor plan, calculated to be at least the greater of the single sum distribution provided by the transferor plan (if any) or the present value of the Member's accrued benefit under the transferor plan payable at the plan's normal retirement age and calculated using an interest rate subject to the restrictions of

Code Section 417(e) and subject to the overall limitations of Code Section 415; (7) the Member has a 100% nonforteitable interest in the transferred benefit; and (8) the transfer otherwise satisfies applicable Treasury regulations.

SECTION 9.03 - PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

The obligations of the Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. The Annuity Contract when purchased will comply with the Plan. See Section 9.08.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee.

Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether we, the Plan Administrator, the Trustee or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan or of a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Man has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 9.04 - EMPLOYMENT STATUS.

Nothing contained in this Plan gives any Employee the right to be retained in our employ or to interfere with our right to discharge any Employee.

SECTION 9.05 - RIGHTS TO PLAN ASSETS.

An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Member or his legal representative or to any Beneficiaries, spouse or Contingent Annuitant of such Member under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee and us arising under or by virtue of the Plan.

SECTION 9.06 - BENEFICIARY.

Each Member may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) which may arise out of his membership in the Plan. The Member may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before Retirement Date, the Beneficiary of a Member who has a spouse to whom he has been continuously married for at least one year shall be the Member's spouse. The Member's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of Section 6.04. It is the responsibility of the Member to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

With our consent, the Plan Administrator may maintain records of Beneficiary designations for Members before their Retirement Dates. In that event, the written designations made by Members shall be filed with the Plan
Administrator. If a Member dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Member.

If there is no Beneficiary named or surviving when a Member dies, any death benefit under the Annuity Contract will be paid according to the provisions of the respective documents.

SECTION 9.07 - NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Member, Beneficiary, spouse, or Contingent Annuitant. A Member, Beneficiary, spouse or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber or assign such benefits. The preceding sentences shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Secton 414(p), or any domestic relations order entered before January 1, 1985.

SECTION 9.08 - CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which we have our principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control.

SECTION 9.09 - LEGAL ACTIONS.

The Plan, the Plan Administrator, the Trustee and the Named Fiduciary are the necessary parties to any action or proceeding involving the assets held with respect to the Plan or administration of the Plan or Trust. No person employed by us, no Member, former Member or their Beneficiaries or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 9.10 - SMALL AMOUNTS.

If the Present Value of the Member's vested Accrued Benefit and the Member's Account has never exceeded $3,500, such Present Value and the entire Account shall be payable in a single sum as of the Member's Retirement Date or the date he ceases to be an Employee for any reason other than death.

This is a small amounts payment.  If the Member's vested Accrued Benefit is
zero   on the date he ceases to be an Employee for any reason other than death, he shall be deemed to have received a single-sum payment of the Present Value of his vested Accrued Benefit on such date. Such small amounts payment shall be made to the Member. Such small amounts payment shall result in all of a Member's Accrued Benefit being disregarded and is in full settlement of all benefits otherwise payable. See Section 4.02. If the Present Value of the Qualified Preretirement Survivor Annuity derived from the Member's Accrued Benefit and the Member's Account has never exceeded $3,500, the Present Value of any death benefit shall be payable in a single sum as of the date the Member dies if such Present Value is not more than $3,500. This is a small amounts payment Such small amounts payment shall be made to the Member's Beneficiary (spouse if the death benefit is payable to the spouse). Such small amounts paymentis in full settlement of the death benefit otherwise payable.

Before the first Yearly Date in 1989, the Member's Account which results from deductible Voluntary Contributions shall not be taken into account in determining whether the Present Value of his vested Accrued Benefit and the Member's Account has exceeded $3,500.

No other small amounts payments shall be made.

SECTION 9.11 - WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and singular words as used in this Plan may include the plural, unless the context indicates otherwise.

SECTION 9.12 - TRANSFERS BETWEEN PLANS.

If an Employee has been a member of another plan of ours which credited service under the elapsed time method for any purpose which under this Plan is determined using the hours method, then the Employee's service shall be equal to the sum of (a), (b) and (c) below:

(a) The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

(b) One year of service for the applicable service period in which he became an Eligible Employee if he is credited with the required number of Hours of Service. If we do not have sufficient records to determine the Employee's actual Hours of Service in that part of the service period before the date he became an Eligible Employee, the Hours of Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour of Service, the Employee shall be deemed for purposes of this section to be credited with 190 Hours of Service.

(c) The Employee's service determined under this Plan using the hours method after the end of the service period in which he became an Eligible Employee.

If an Employee has been a member of another plan of ours which credited service under the hours method for any purpose which under this Plan is determined using the elapsed time method, then the Employee's service shall be equal to the sum of (d), (e) and (f) below:

(d) The number of whole years of service credited to the Employee under the other plan as of the beginning of the service period under that plan in which he became an Eligible Employee under this Plan.

(e) The greater of (1) the service that would be credited to the Employee for that entire service period using the elapsed time method or (2) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

(f) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable service period under the other plan in which he became an Eligible Employee.

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

If an Employee used to be a member of a Controlled Group member's plan which credited service under a different method than is used in this Plan, in order to determine entry, vesting and accrual, the provisions above shall apply as though the Controlled Group member's plan were our plan. If the method of crediting service under this Plan is changed, the service credited to an Employee shall be equal to the service that would be credited to him under the above provisions as though the Plan as in effect before the change were another plan of ours.

SECTION 9.13 - PARTNERSHIP OR SOLE PROPRIETORSHIP.

(a) For the purpose of applying the provisions of this Plan as to any Plan Year in which we are a partnership or sole proprietorship, the following terms are defined:

        CONTROL(S) means, with regard to a trade or business, one owner-employee owns or a group of owner-employees together own (1) the entire interest in such trade or business or (2) in the case of a partnership, more than fifty percent of either the capital interest or the profits interest in the partnership. An owner-employee, or a group of owner-employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such owner-employee, or group of owner-employees, are considered to control within the meaning of the preceding sentence.

        EARNED INCOME means, for a Self-Employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-Employed Individual's personal services are a material income producing factor for that trade or business. Earned Income shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. After the TEFRA Compliance Date, Earned Income shall be reduced (for our employer contributions to our qualified retirement plan(s) to the extent deductible under Code Section 404.

       Net earnings shall be determined with regard to the deduction allowed to us by Code Section 164(f) for taxable years beginning after December 31, 1989.

       In applying the provisions of this Plan, the Self-Employed Individual's Earned Income shall be deemed to be his Pay. For purposes of Section 4.03, Earned Income shall include earned income within the meaning of Code Section 911 from sources outside the United States and shall be deemed to be his Compensation. If any exclusions are used for Pay, Earned Income shall be adjusted in accordance with Treasury regulations.

        OWNER-EMPLOYEE means a Self-Employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-Employee means a Self-Employed Individual who owns more than ten percent of either the capital interest or profits interest in such partnership.

       In applying the provisions of this Plan, an Owner-Employee shall be deemed to be an Employee.

       SELF-EMPLOYED INDIVIDUAL means, with respect to any Fiscal Year, an individual who has Earned Income for the Fiscal Year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such Fiscal Year).

       In applying the provisions of this Plan, a Self-Employed Individual shall be deemed to be an Employee.

(b) If benefits are accrued for or contributions are made for or allocated to an Owner-Employee who Controls, or a group of Owner-Employees who together control, both the trade or business for which this Plan is established and one or more other trades or businesses, then this Plan and the plans established for such other trade(s) or business(es) must, if they were combined as a single plan, satisfy the requirements of Code Sections 401(a) and 401(d) and regulations thereunder.

       If this Plan provides benefits for an Owner-Employee who Controls, or a group of Owner-Employees who Control, one or more other trades or businesses, the employees of each such other trade or business must be included in a plan which satisfies Code Sections 401(a) and 401(d) and regulations thereunder. Each such plan must provide contributions and benefits which are not less favorable than the benefits provided for the Owner-Employee(s) under this Plan.

       If an Owner-Employee is covered under another qualifiable retirement plan as an owner-employee of a trade or business he does not Control, then the plan(s) of the traders) or businesses) the Owner-Employee does Control (including this Plan, if applicable) must provide contributions or benefits as favorable as those provided under the most favorable plan of the trade or business the Owner-Employee does not Control.

SECTION 9.14 - QUALIFICATION OF PLAN.

We intend to apply for an advance determination letter from the Internal Revenue Service for the initial qualification of the Plan, and, if the Plan is trusteed, determination of the exempt status of the Trust.

If the Plan is denied initial qualification, it will terminate. We shall give written notice to the Insurer and Trustee of the denial in sufficient time so the assets resulting from Contributions which were conditioned on initial qualification of the Plan may be returned within one year after the date of denial, but only if the application for the qualification is made by the time prescribed by law for filing our return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. The Insurer will be notified that the Annuity Contract is to be terminated. The Plan assets which result from Employer Contributions and Member Contributions shall be returned to us and the Members, respectively. The Trustee, the Plan Administrator and the Named Fiduciary shall then be discharged from all obligations under the Plan and Trust and the Insurer shall be discharged from all obligations under the Annuity Contract A Member or Beneficiary shall not have any right or claim to the assets or to any benefit under this Plan before the Internal Revenue Service determines that the Plan and Trust qualify under the provisions of Section 401(a) of the Code.

If the Plan loses its qualified status, it shall no longer be a prototype plan within the meaning of governmental regulations. In that event, Principal Mutual Life Insurance Company will no longer be the Plan sponsor. We agree to give written notification to Principal Mutual Life Insurance Company of the loss of qualification.

ARTICLE X
TOP-HEAVY PLAN REQUIREMENTS

SECTION 10.01 - APPLICATION.

The provisions of this Article X shall supersede all other provisions in the Plan to the contrary.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The terms we, us and our as they are used in this article shall be deemed to include all members of the Controlled Group unless the terms as used clearly indicate only the Employer is meant.

The accrued benefit or account of a member which results from deductible voluntary contributions shall not be included for any purpose under this article.

The minimum vesting and benefit provisions of Sections 10.03 and 10.04 shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including us, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 10.02 - DEFINITIONS.

The following terms are defined for purposes of this article.

ACCRUED BENEFIT means, as of any determination date, a member's accrued benefit (including that benefit, if any, derived from required member contributions) under one of our retirement plans on the latest valuation date. The Accrued Benefit of any Employee (other than a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of ours or if there is no one method which is used for all plans of ours, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code
Section 411(b)(1)(C).

AGGREGATION GROUP MEANS

(a) each of our qualified plans in which at least one Key Employee participates during the Year containing the Determination Date or one of the four preceding Years (regardless of whether the plan has terminated).

(b)    each of our other qualified plans which enables the plan(s) described in
       (a) above to meet the requirements of Code Section 401(a)(4) or Code
       Section 410, and

(c) any of our other qualified plans not included in (a) or (b) above which we desire to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section
       410.

The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b) and (c) above constitute the "permissive" Aggregation Group.

COMPENSATION means, as to an Employee for any period, compensation as defined in Plan Section 4.03. For purposes of determining who is a Key Employee, Compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by us pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).

COMPENSATION AVERAGE means the average of a Member's monthly Compensation (as defined in this section) for those five consecutive years (actual number of years in which he received Compensation, if fewer than five) which give the highest average.

In determining such consecutive years, a year which ends in a Plan Year beginning before January 1, 1984, shall not be taken into account. A year for which an Employee fails to be credited with a year of Vesting Service (a Year of Service if Vesting Service is not defined in Item T) shall not be taken into account. Such a year shall be disregarded in determining whether or not the years used for the Employee's Compensation Average are consecutive.

The Compensation Average of a Member taken into account for a Year when the Plan is a Top-heavy Plan shall not exceed $200,000 multiplied by the Adjustment Factor.

DETERMINATION DATE means as to this Plan for any Year, the last day of the preceding Year. However, if there is no preceding Year, the Determination Date is the last day of such Year.

KEY EMPLOYEE means any Employee or former Employee (including Beneficiaries of deceased Employees) who at any time during the determination period was

(a) one of our officers (subject to the maximum below) whose Compensation (as defined in this section) for the Year exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A),

(b)    one of the ten Employees who owns (or is considered to own, under Code
       Section 318) more than a half percent ownership interest and one of the largest interests in us during any Year of the determination period if such person's Compensation (as defined in this section) for the Year exceeds the dollar limitation under Code Section 415(c)(1)(A),

(c)    a five-percent owner of us, or

(d) a one-percent owner of us whose Compensation (as defined in this section) for the Year is more than $150,000.

Each member of the Controlled Group shall be treated as a separate employer for purposes of determining ownership in us.

The determination period is the Year containing the Determination Date and the four preceding Years. If we have fewer than 30 Employees, no more than three Employees shall be treated as Key Employees because they are officers. If we have between 30 and 500 Employees, no more than ten percent of our Employees
(if not an integer, increased to the next integer) shall be treated as Key Employees because they are officers. In no event will more than 50 Employees be treated as Key Employees because they are officers if we have 500 or more Employees. The number of Employees for any Plan Year is the greatest number of Employees during the determination period. Officers who are employees described in Code Section 414(q)(8) shall be excluded. If we have more than the maximum number of officers to be treated as Key Employees, the officers shall be ranked by the amount of annual Compensation (as defined in this section), and those with the greater amount of annual Compensation during the determination period shall be treated as Key Employees. To determine the ten Employees owning the largest interests in us, if more than one Employee has the same ownership interest, the Employee(s) having the greater annual Compensation shall be treated as owning the larger interest(s). The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the regulations thereunder.

NON-KEY EMPLOYEE means a person who is a non-key employee within the meaning of Code Section 416 and regulations thereunder.

PRESENT VALUE means the present value of a member's Accrued Benefit under a defined benefit plan as of his normal retirement age (attained age if later) or, if the plan provides non-proportional subsidies, the age at which the benefit is most valuable. The Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement. If the Present Value of Accrued Benefits is determined for a member under more than one defined benefit plan included in the Aggregation Group, all such plans shall use the same actuarial assumptions to determine the Present Value.

TOP-HEAVY PLAN means a plan which is a top-heavy plan for any plan year beginning after December 31, 1983. This Plan shall be a Top-heavy Plan if

(a) the Top-heavy Ratio for this Plan alone exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b) this Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top heavy Ratio for the required Aggregation Group exceeds 60 percent.

(c) this Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

TOP-HEAVY RATIO means the ratio calculated below for this Plan or for the Aggregation Group.

(a) If we maintain one or more defined benefit plans and we have not maintained any defined contribution plan (including any simplified employee pension plan) which during the five-year period ending on the determination date has or has had account balances, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Present Values of the Accrued Benefits of all Key Employees as of the determination date and the denominator of which is the sum of all the Present Values of all Accrued Benefits of all employees as of the determination date. Both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an Accrued Benefit (including those made from terminated plan(s) of ours which would have been part of the required Aggregation Group had such plan(s) not been terminated) made in the five-year period ending on the determination date in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b) If we maintain one or more defined benefit plans and we maintain or have maintained one or more defined contributions plans (including any simplified employee pension plan) which during the five-year period ending on the determination date has or has had account balances, the Top-heavy Ratio for any required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the defined contribution plan(s) for all Key Employees and the Present Value of Accrued Benefits under the defined benefit plan(s) for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plan(s) for all employees and the Present Value of Accrued Benefits under the defined benefit plans for all employees. Both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an account balance or an Accrued Benefit (including those made from terminated plan(s) of ours which would have been part of the required Aggregation Group had such plan(s) not been terminated) made in the five-year period ending on the determination date in accordance with Code Section 416 and the regulations thereunder.

(c) For purposes of (a) and (b) above, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers and transfers during the five-year period ending on the determination date are to be taken into account shall be determined according to the provisions of Code Section 416 and regulations thereunder. The account balances and Accrued Benefits of an individual who has performed no service for us during the five-year period ending on the determination date shall be excluded from the Top-heavy Ratio until the time the individual again performs service for us. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the determination dates that fall within the same calendar year.

Account as used in this definition, means the value of an employee's account under one of our retirement plans on the latest valuation date. In the case of a money purchase plan or target benefit plan, such value shall be adjusted to include any contributions made for or by the employee after the valuation date and on or before such determination date or due to be made as of such determination date but not yet forwarded to the insurer or trustee. In the case of a profit sharing plan, such value shall be adjusted to include any contributions made for or by the employee after the valuation date and on or before such determination date. During the first Year of any profit sharing plan such adjustment in value shall include contributions made after such determination date that are allocated as of a date in such Year. The nondeductible voluntary contributions which an employee makes under a defined benefit plan of ours shall be treated as if they were contributions under a separate defined contribution plan.

VALUATION DATE means, as to this Plan, the valuation date used for computing plan costs for minimum funding purposes, regardless of whether or not a valuation is actually performed for a given Year. This is the date as of which account balances or Accrued Benefits are valued for purposes of calculating the Top-heavy Ratio.

YEAR means the Plan Year unless another year is specified by us in a separate written resolution in accordance with regulations issued by the Secretary of the Treasury or his delegate.

SECTION 10.03 - MODIFICATION OF VESTING REQUIREMENTS.

If a Member's Vesting Percentage determined under the vesting schedule selected in Item S is not as great as the Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Year in which the Plan is a Top-heavy Plan, the Member's Vesting Percentage shall be the greater of the Vesting Percentage determined under the schedule selected in Item S or the schedule below.

              VESTING SERVICE           VESTING
               (WHOLE YEARS)           PERCENTAGE

                Less than 2                 0
                     2                     20
                     3                     40
                     4                     60
                     5                     80
                 6 or more                100

The schedule above shall not apply to Members who are not credited with an Hour of Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to all of the Member's Accrued Benefit provided by our Contributions, including Contributions we make before the TEFRA Compliance Date or when this Plan is not a Top-heavy Plan.

If, in a later Year, this Plan is not a Top-heavy Plan, a Member's
Vesting Percentage shall be determined according to the provisions of Item S. A Member's Vesting Percentage determined under either Item S or the schedule above shall never be reduced and the election procedures of Section 9.01 shall apply when changing to or from the above schedule as though the automatic change were the result of an amendment.

The part of the Member's Vested Accrued Benefit resulting from the minimum accrued benefit pursuant to Section 10.04 shall not be forfeited because of a period of reemployment after benefit payments have begun or because of a withdrawal of Required Contributions, if any.

SECTION 10.04 - MODIFICATION OF PAY AND ACCRUED BENEFIT.

During any Year in which this Plan is a Top-heavy Plan, a Member's Average Pay taken into account to determine the amount of his Accrued Benefit or a Member's Pay taken into account to determine the amount of his Member Contributions (other than deductible Voluntary Contributions) for that Year shall not exceed $200,000 multiplied by the Adjustment Factor. For any Plan Year beginning after December 31, 1988, in determining the Compensation, as defined in this article, of a member for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under the definition in this article prior to the application of this limitation.

During any Year in which this Plan is a Top-heavy Plan, a minimum Accrued Benefit shall be provided by our Contributions for each person who is a Non-key Employee and who either was or could have been an Active Member during that Year and, if the hours method is used to determine Accrual Service, who was credited with the number of Hours of Service (1,000 if less) required to earn a year of Accrual Service in the latest Accrual Service Period all or part of which occurs within the Year. A Non-key Employee is not required to have a minimum amount of Average Pay or to have made any Required Contributions in order to be entitled to this minimum. The selections we make in Item P shall determine if Key Employees who meet the above requirements are also entitled to this minimum and if the minimum benefit shall also apply in Years when the Plan is not a Top-heavy Plan. The minimum is the amount described in (a) below. To meet this minimum, during any Year in which this Plan is a Top-heavy Plan, an additional Accrued Benefit on, or adjusted to, a straight life basis, provided by our Contributions equal to (a) reduced by (b) below shall be provided for such person:

(a) The amount specified in Item P. If overriding provisions are not specified, in Item P, the lesser of (i) or (ii) below:

       (i) Two percent of his Compensation Average multiplied by his Accrual Service, excluding any year of such service which ends in a Plan Year beginning before January 1, 1984, or a year of service beginning in a Plan Year in which this Plan is not a Top-heavy Plan. For purposes of this paragraph, if Hours of Service are used to determine Accrual Service, (A) not more than 1,000 Hours of Service shall be required to earn a year of Accrual Service,
              (B) Accrual Service shall be taken into account for any Accrual Service Period all or part of which occurs within a Year when this Plan is a Top-heavy Plan, and (C) no fractional parts of a year of Accrual Service shall be taken into account.

       (ii)   Twenty percent of his Compensation Average.

(b) Such person's Accrued Benefit on, or adjusted to a straight life basis, provided by our Contributions as of the last day of such Year, without regard to the adjustment for prior distributions.

If the Normal Form is other than a straight life annuity, the minimum amount of Accrued Benefit determined above shall be adjusted to the Normal Form Actuarial Equivalent. Such Actuarial Equivalent shall be determined as of the earliest Normal Retirement Age permitted under this Plan for any Member.

If, as of the last day of any Year in which the Plan is a Top-heavy Plan, such person's accrued benefit provided by our contributions under all our defined benefit plans is at least equal to the amount of the minimum determined above, the requirements of this section are satisfied as to him, and an additional amount of accrued benefit shall not be provided for him for such Year.

If a person who is otherwise entitled to the minimum accrued benefit above is also covered under one or more defined contribution plans of ours which are Top-heavy Plans during that same Year, the minimum benefits for him shall be provided under this Plan.

We may provide overriding provisions in Item P to satisfy the requirements of Code Section 416 because of the aggregation of multiple plans.

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement shall not apply before the first Yearly Date in 1985.

The requirements of this section shall be met without regard to contributions under Chapter 2 of the Code (relating to tax on self-employment)___________, Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act or any other Federal or state law.

SECTION 10.05 - MODIFICATION OF BENEFIT LIMIT.

If the provisions of subsection (e) of Section 4.03 are applicable for any Limitation Year during which this Plan is a Top-heavy Plan, the benefit limit shall be modified. The definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in Section 4.03 shall be modified by substituting "100 percent" in lieu of "125 percent." In addition, an adjustment shall be made to the numerator of the Defined Contribution Plan Fraction. The adjustment is a reduction of that numerator similar to the modification of the Defined Contribution Plan Fraction described in Section 4.03, and shall be made with respect to the last Plan Year beginning before January 1, 1984.

The modifications in the paragraph above shall not apply with respect to a Member so long as employer contributions, forfeitures or nondeductible employee contributions are not credited to his account under any of our defined contribution plans and benefits do not accrue for such Member under this or any of our other defined benefit plan(s), until the sum of his Defined Contribution and Defined Benefit Plan Fractions is less than 1.0.

The modification of the benefit limitation shall not apply it both of the following requirements are met:

(a) This Plan would not be a Top-heavy Plan if "90 percent" were substituted for "60 percent" in the definition of Top-heavy Plan.

(b) A Non-key Employee who is not covered under a defined contribution plan of ours, accrues a minimum benefit equal to the amount described in
       Section 10.04, if the otherwise applicable percentage in (a)(i) and
       (a)(ii) were increased by one percentage point for each year (not to exceed ten in the case of (a)(ii)) earned while the benefit limitation is to be modified as described above.

       The account of a Non-key Employee who is covered under only one or more defined contribution plans of ours, is credited with a minimum employer contribution or allocation under such plan(s) equal to four percent of the person's Compensation for each year in which the plan is a Top-heavy Plan.

       If a Non-key Employee is covered under both defined contribution and defined benefit plans of ours, (i) a minimum accrued benefit for such person equal to the amount determined above for a person who is not covered under a defined contribution plan is accrued in the defined benefit plan(s) or (ii) a minimum contribution or allocation equal to
       7.5 percent of the person's Compensation for a Year in which the plans are Top-heavy Plans will be credited to his account under the defined contribution plans.

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                                                                     Financial
                                                                       Group



Principal Mutual
Life Insurance Company
Des Moines, Iowa 50392-0001